EXHIBIT 2.1

[Note: Portions of this document have been omitted
and filed separately with the Commission pursuant to a
confidential treatment request under 17 C.F.R. 240.24b-2.]

Confidential

EXECUTION VERSION

SALE AND PURCHASE AGREEMENT

between

MURPHY SABAH OIL CO., LTD.

and

MURPHY SARAWAK OIL CO., LTD.
("Sellers")

and

PT PERTAMINA MALAYSIA EKSPLORASI PRODUKSI

("Purchaser")

and

PT PERTAMINA (PERSERO)

("Guarantor")

dated 30 September 2014

GIBSON DUNN

__________

One Raffles Quay
#37-01 North Tower, Singapore 048583
+65 6507 3600 Tel   +65 6507 3650 Fax

Confidential

EXECUTION VERSION

Table of Contents

Page

SECTION 1 DEFINITIONS	3
SECTION 2 SALE AND PURCHASE OF TRANSFERRED INTERESTS	20
SECTION 3 EFFECTIVE DATE AND INDEMNITIES	24
SECTION 4 CONSIDERATION	25
SECTION 5 CONDITIONS PRECEDENT	30
SECTION 6 CLOSING	34
SECTION 7 SELLER'S WARRANTIES	38
SECTION 8 PURCHASER'S AND GUARANTOR'S WARRANTIES	46
SECTION 9 COVENANTS	49
SECTION 10 CONSEQUENCES OF A BREACH	51
SECTION 11 GUARANTEE	57
SECTION 12 TERMINATION	58
SECTION 13 TAXATION	62
SECTION 14 MISCELLANEOUS	62
EXHIBIT 1 PSC INTERESTS
EXHIBIT 2 GK UUOA NOVATION AGREEMENT
EXHIBIT 3 SNP UUOA NOVATION AGREEMENT
EXHIBIT 4 SK 309 AND SK 311 GSA NOVATION AGREEMENT
EXHIBIT 5 KIKEH GSA NOVATION AGREEMENT
EXHIBIT 6 KIKEH NOMINATING AND LIFTING AGREEMENT AMENDMENT AGREEMENT
EXHIBIT 7 KIDURONG NOMINATING AND LIFTING AGREEMENT AMENDMENT AGREEMENT
EXHIBIT 8 MATERIAL CONTRACTS
EXHIBIT 9 MATERIAL AGREEMENTS AND DESIGNATED AGREEMENTS
EXHIBIT 10 TEMPLATE DEED OF ASSIGNMENT
EXHIBIT 11 ESTIMATED SETTLEMENT STATEMENT

Note: Exhibits have been omitted from this document pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to supplementally furnish to the Commission a copy of such omitted exhibits upon its request.

Confidential

EXECUTION VERSION

EXHIBIT 12 INVENTORY AND MATERIALS ADJUSTMENT AMOUNT
EXHIBIT 13 TEMPLATE JOA NOVATION AGREEMENT
EXHIBIT 14 TAXATION
EXHIBIT 15 GK UUOA VOTING AGREEMENT
EXHIBIT 16 SNP UUOA VOTING AGREEMENT
EXHIBIT 17 GK GSA NOVATION AGREEMENT
EXHIBIT 18 SNP GSA NOVATION AGREEMENT

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

This Agreement is entered into on the date hereof (the "Signing Date") by and between:

(1)MURPHY SABAH OIL CO., LTD., a company incorporated under the laws of the Commonwealth of The Bahamas and having a registered office at Level 21, Suite 21.01, The Gardens South Tower, Mid Valley City, Lingkaran Syed Putra, 59200 Kuala Lumpur, Malaysia and business address at Levels 26 - 31, Tower 2, PETRONAS Twin Towers, Kuala Lumpur City Centre, 50088, Kuala Lumpur, Malaysia and a business registration number of 993919-M ("Murphy Sabah");

(2)MURPHY SARAWAK OIL CO., LTD., a company incorporated under the laws of the Commonwealth of The Bahamas and having a registered office at Level 21, Suite 21.01, The Gardens South Tower, Mid Valley City, Lingkaran Syed Putra, 59200 Kuala Lumpur, Malaysia and business address at Levels 26 - 31, Tower 2, PETRONAS Twin Towers, Kuala Lumpur City Centre, 50088, Kuala Lumpur, Malaysia and a business registration number of 993918-P ("Murphy Sarawak");

(3)PT PERTAMINA MALAYSIA EKSPLORASI PRODUKSI, a company organised under the laws of the Republic of Indonesia, and having its registered offices at Pertamina Main Building, Level 20, Jalan Medan Merdeka Timur 1-A, Jakarta 10110, Indonesia (the "Purchaser"); and

(4)PT PERTAMINA (PERSERO), a company organised under the laws of the Republic of Indonesia, and having its registered offices at Jalan Medan Merdeka Timur 1-A, Jakarta 10110, Indonesia (the "Guarantor").

Murphy Sabah and Murphy Sarawak are individually referred to as a "Seller" or collectively as the "Sellers".

Sellers, Purchaser and Guarantor are also individually referred to as a "Party" or collectively as "Parties".

RECITALS

(A)Murphy Sabah and Murphy Sarawak hold Participating Interests in the PSCs as set forth in Exhibit 1.

(B)Sellers have agreed to sell the Transferred Interests to Purchaser on the terms and subject to the conditions of this Agreement.

(C)Purchaser has agreed to purchase the Transferred Interests on the terms and subject to the conditions of this Agreement.

(D)Guarantor has agreed to guarantee the performance by Purchaser of the Guaranteed Obligations on the terms and subject to the conditions of this Agreement.

Therefore, the Parties agree and enter into the following sale and purchase agreement (the "Agreement"):

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

Section 1 Definitions
1.1	In this Agreement, the following capitalized words and terms shall have the meaning ascribed to them below:

"AFE" shall mean an authorisation for expenditure issued under the JOAs or the UUOAs;

"Affiliate" shall mean:

(a)with respect to a specified person other than Purchaser and Guarantor, any other person that directly or indirectly controls or is controlled by, or is under common control with, the person specified; and

(b)with respect to Purchaser or Guarantor, any person that is directly or indirectly controlled by Guarantor;

The term "person" for purposes of this definition shall also include any form of legal entity. The term "control" means the right to exercise directly or indirectly fifty percent (50%) or more of the voting rights attributable to the shares or other equity interest of that person, or with respect to any person, the possession directly or indirectly, of the power to direct or cause the direction of the management or policies of such person;

"Agreed Form" means in relation to any document, the form of that document which has been agreed between Sellers and Purchaser with any alterations that are agreed in writing by or on behalf of such Parties;

"Agreed Interest" shall mean interest calculated on the first (1st) day of each month at a rate of LIBOR plus [*****] accruing daily and compounding monthly, on the basis of there being three hundred and sixty five (365) days in a calendar year;

"Agreement" shall have the meaning ascribed thereto in the introductory sentence after the Recitals;
"Appointing Authority" shall have the meaning ascribed thereto in Section 12.2(c);
“Basket” shall have the meaning ascribed thereto in Section 10.3(a);
"Biris Gas Field" means the gas field delineated in attachment 1 of the letter issued by PETRONAS dated 7 May 2008 approving the gas holding period for such field;
"Block H Farmout Agreement" means the farmout agreement between Esso Exploration and Production Sabah Limited and Murphy Sabah dated 4 December 2000;

"Block H JOA" means the joint operating agreement with respect to Block H between Esso Production Malaysia Inc. and Carigali dated 19 March 1997 as amended by the supplemental agreement to the joint operating agreement between Esso Exploration and Production Sabah Limited, Carigali and Murphy Sabah dated 4 December 2000;

"Block H PSC" means the production sharing contract with respect to Block H between PETRONAS, Esso Production Malaysia Inc. and Carigali dated 19 March 1997 as amended;

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

"Block K JOA" means the joint operating agreement with respect to Block K between Murphy Sabah and Carigali dated 27 January 1999;
"Block K PSC" means the production sharing contract with respect to Block K between PETRONAS, Murphy Sabah and Carigali dated 27 January 1999 as amended;
"Block P JOA" means the joint operating agreement with respect to Block P between Murphy Sabah and Carigali dated 23 January 2006;
"Block P PSC" means the production sharing contract with respect to Block P between PETRONAS, Murphy Sabah and Carigali dated 23 January 2006 as amended;
"Block SK 309 JOA" means the joint operating agreement with respect to Block SK 309 between Murphy Sarawak and Carigali dated 27 January 1999;
"Block SK 309 PSC" means the production sharing contract with respect to Block SK 309 between PETRONAS, Murphy Sarawak and Carigali dated 27 January 1999 as amended;
"Block SK 311 JOA" means the joint operating agreement between Murphy Sarawak and Carigali with respect to Block SK 311 dated 27 January 1999;
"Block SK 311 PSC" means the production sharing contract between PETRONAS, Murphy Sarawak and Carigali with respect to Block SK 311 dated 27 January 1999 as amended;
"Block SK 314A JOA" means the joint operating agreement with respect to Block SK 314A between Murphy Sarawak and Carigali dated 7 May 2013;
"Block SK 314A PSC" means the production sharing contract with respect to Block SK 314A between PETRONAS, Murphy Sarawak and Carigali dated 7 May 2013 as amended;

"Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banks in Jakarta, the Republic of Indonesia, Kuala Lumpur, Malaysia or New York, United States of America, are generally closed for business;

"Carigali" means PETRONAS Carigali Sdn. Bhd.;
"Cash Advances" shall have the meaning ascribed thereto in the UUOAs;
"Cash Call" shall have the meaning ascribed thereto in the accounting procedures under the JOAs;
"Claim" means a claim by Purchaser arising out of a breach of a warranty, covenant, agreement or indemnity of Sellers contained in this Agreement;
"Conditions Precedent" means the Conditions Precedent to First Closing and the Conditions Precedent to Second Closing;
“Conditions Precedent to First Closing” shall have the meaning ascribed thereto in Section 5.1(a);
“Conditions Precedent to Second Closing” shall have the meaning ascribed thereto in Section 5.3(a);

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

"Confidential Information" shall have the meaning ascribed thereto in Section 14.4(a);
"Confidential Information Memorandum" means the confidential information memorandum issued by Tudor, Pickering, Holt & Co. on behalf of Sellers dated 13 March 2014;
"Confidentiality Agreement" means the confidentiality agreement between Sellers and Guarantor dated 10 March 2014;
"ConocoPhillips" means ConocoPhillips Sabah Ltd.;
"Contract Area" has the meaning given to it in the PSCs;

"Costs" means all costs (including legal and other professional fees and costs), expenses, penalties or fines in all cases irrespective of when such costs (including legal and other professional fees and costs), expenses, penalties or fines arose;

“Counter-Notice” has the meaning given to it in Section 5.1(e);
"Crude Oil" has the meaning given to it in the PSCs;

"Dangerous Substance" shall mean any natural or artificial substance, emission, chemical, material or thing (whether in a solid, liquid, gas, vapour or other form) that is defined or regulated as or included in the definition of a "hazardous" or "toxic" substance, or as a "waste", "hazardous material", "extremely hazardous substance", "contaminant", "pollution" or words of similar meaning and regulatory effect under any applicable Environmental Law,  or that is capable and/or deemed capable by law or regulation (alone or in combination) of causing harm to man or any other living organism or of damaging the Environment or public health or welfare (including Hydrocarbons and Hydrocarbon products, controlled, clinical, special or hazardous waste, polluting, toxic or harmful substances, radiation, noise, vibration, electricity and heat);

"Data Room" shall have the meaning ascribed thereto in Section 10.2(a)(ii);

"Decommissioning Liabilities" means any and all Liabilities and Costs howsoever arising (whether under Environmental Law, any Environmental Licence, the PSCs, the JOAs, the UUOAs, public, common, civil or international law or otherwise) directly or indirectly from, or in connection with, abandoning, dismantling, decommissioning, removing, disposing, recovering and/or making safe any or all of the Joint Property or any other property previously or currently owned, held, used, leased, operated or controlled under or in connection with the PSCs, the JOAs or the UUOAs (including any platforms, vessels, rigs, pipelines, wells, subsea equipment, drill cuttings, transportation facilities and all other plant, equipment, facilities, waste and other offshore and onshore installations and structures) and all associated equipment, infrastructure or installations and/or any part of the Environment associated with, connected to or impacted by the Joint Property (or any other property previously or currently owned, held, used, leased, operated or controlled under or in connection with the PSCs, the JOAs or the UUOAs) or otherwise impacted by the carrying on of activities at or with the Joint Property and/or pursuant to the PSCs including any liability for anticipated and/or necessary continuing insurance, maintenance and/or monitoring Costs or Liabilities and, in all cases, irrespective of when such Liabilities or Costs arose or were suffered or incurred and/or when the relevant action was taken;

"Deeds of Assignment" means each deed of assignment to be entered into between the respective Sellers and Purchaser in respect of each PSC substantially in the form set out in Exhibit 10;

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

"Delta Amount" shall have the meaning ascribed thereto in Section 4.4(b);
"Deposit" shall have the meaning ascribed thereto in Section 4.2(a);
“Designated Agreements” shall have the meaning ascribed thereto in Section 7.5(d)(iv);
"Determination" shall have the meaning ascribed thereto in Section 12.2(c);
"Development Plan" has the meaning given to it in the PSCs, other than the Block SK 314A PSC where it has the meaning given to the term “Field Development Plan”;
"Disclosure Letter" means the letter from Sellers to Purchaser executed and delivered on the Signing Date immediately prior to the signing of this Agreement;
"Dispute" shall have the meaning ascribed thereto in Section 14.9(b);
"Dispute Notice" shall have the meaning ascribed thereto in Section 4.4(c);
"Dispute Period" shall have the meaning ascribed thereto in Section 4.4(c);
"East Patricia Field" means the gas field delineated in attachment 1 of the letter issued by PETRONAS dated 25 January 2010 approving the gas holding period for such field;
"Effective Date" means 00:00 hours Malaysia Standard Time on 1 January 2014;

"Encumbrances" means any mortgage, charge, encumbrance, debenture, pledge, lien, option, claim, equitable right or interest, equity, royalty, net profit interest, production payment, earned interest, overriding royalty interest, power of sale, hypothecation, usufruct, retention of title, right of pre-emption, right of first refusal, right to acquire, assignment by way of security, trust arrangement for the purpose of providing security or any other security interest including retention arrangements and any agreement, arrangement or obligation to create any of the foregoing excluding:

(a)those created by the terms of or arising under the Material Contracts and Material Agreements or any contract entered by Sellers in the ordinary course of Petroleum Operations in their capacity as Operators under the Joint Operating Agreements; and

(b)liens or title retentions or any other right or claim having a similar effect arising by operation of applicable law;

"Environment" means all or any of the following media, alone or in combination: air (including the air within buildings or other natural or man-made structures whether above or below ground), water (including water within buildings or other natural or man-made structures above or below ground, surface waters, underground waters, ground waters, inland waters, freshwater, coastal and seawater inside and outside of any territorial limits, international waters and territorial and controlled waters), land (including land beneath waters and the sea bed), flora, fauna and any living organisms supported by those media including man;

“Environmental Condition” means any condition which harms or is capable of harming or permanently altering the Environment or any part thereof, or which gives rise to or is capable of giving rise to a breach of or any liability under any Environmental Laws or Material Contract;

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

"Environmental Law" means any and all applicable laws, national, federal, provincial, state or local statutes, regulations, by-laws, directives and other secondary subordinate legislation, international treaties and conventions, civil and common law, notices under legislation, judgments, orders, decisions, interpretations of any laws by any regulatory authority and any codes or conventions of law and any guidelines and/or codes of practice for industry on decommissioning onshore and offshore installations and pipelines made under law and decommissioning programmes having effect from time to time in any relevant jurisdiction, and concerning or relating to:

(a)the Environment, human health or welfare, the conditions of the workplace and/or worker or public health and safety;

(b)emissions, discharges, releases or escapes into, or the presence in the Environment of any Dangerous Substance and/or the use, handling, generation, manufacturing, distribution, collection, transportation, storage, treatment and/or disposal of any Dangerous Substance;

(c)the decommissioning, abandonment, removal or making safe of any property, infrastructure, installation or equipment (including but not limited to platforms, rigs, pipelines, wells, drill cuttings, transportation equipment and all other plant, equipment, facilities and offshore and onshore installations and structures);

(d)any matter that is regulated, or could give rise to a liability, under any Environmental Law and/or Environmental Licence; and

(e)any Remedial Action;

"Environmental Liabilities" shall mean any and all Liabilities and Costs howsoever arising (whether under Environmental Law, any Environmental Licence, contract, any PSC, public, common, civil or international law or otherwise) directly or indirectly from, under or in connection with:

(a)any Environmental Law and/or Environmental Licence;

(b)the use, handling, generation, processing, distribution, collection, transportation, disposal, treatment, storage, recovery, deposit, emission, discharge, release, leakage, escape into or presence, of any Dangerous Substance in, on, at, under or from any Joint Property or any other property previously or currently owned, leased, occupied, used or controlled under any PSC, JOA or UUOA including platforms, rigs, pipelines, plant, machinery, wells (including well cuttings), equipment and transportation facilities and all other offshore and onshore installations or structures;

(c)damage to groundwater, surface water (including wetlands), soil quality, air quality, sea and/or marine biota quality, plants or animals, or any other damage to or adverse effect on the Environment resulting from any Dangerous Substances or any other Environmental Condition; and/or

(d)any insurance, maintenance and/or monitoring costs and/or any reinstatement or restoration of any land, foreshore or seabed (wherever situated) and/or Remedial Action,

in each case irrespective of when such Liabilities and Costs arose or were incurred and/or the relevant action was taken;

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

"Environmental Licence" means any permit, licence, authorisation, permission, accreditation, consent, exemption or other approval required or existing in relation to any Joint Property (and any activities carried on, at or with such Joint Property) and/or any of the Transferred Interests under or in relation to any Environmental Law;

"Environmental Matters" means any matter or thing which relates to: the Environment, the presence, use, handling, manufacturing, generation, distribution, collection, transportation, storage, disposal, remediation, monitoring, clean-up or release of any Dangerous Substances, human health and safety and/or the conditions of the workplace, the protection of, and/or prevention of harm to, or otherwise to the protection of the Environment, the carrying out of any Remedial Action, and/or any matter or thing which is regulated under Environmental Law and/or any Environmental Licence;

"Estimated Settlement Statement" shall have the meaning ascribed thereto in Section 4.3(b);

"Exhibit" means any of the following exhibits to this Agreement:

(a)Exhibit 1 PSC Interests;

(b)Exhibit 2 GK UUOA Novation Agreement;

(c)Exhibit 3 SNP UUOA Novation Agreement;

(d)Exhibit 4 SK 309 and SK 311 GSA Novation Agreement;

(e)Exhibit 5 Kikeh GSA Novation Agreement;

(f)Exhibit 6 Kikeh Nominating and Lifting Agreement Amendment Agreement;

(g)Exhibit 7 Kidurong Nominating and Lifting Agreement Amendment Agreement;

(h)Exhibit 8 Material Contracts;

(i)Exhibit 9 Material Agreements and Designated Agreements;

(j)Exhibit 10 Template Deed of Assignment;

(k)Exhibit 11 Estimated Settlement Statement;

(l)Exhibit 12 Inventory and Materials Adjustment Amount;

(m)Exhibit 13 Template JOA Novation Agreement;

(n)Exhibit 14 Taxation;

(o)Exhibit 15 GK UUOA Voting Agreement;

(p)Exhibit 16  SNP UUOA Voting Agreement;

(q)Exhibit 17 GK GSA Novation Agreement; and

(r)Exhibit 18 SNP GSA Novation Agreement;

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

"Final Settlement Statement" shall have the meaning ascribed thereto in Section 4.4(a);
“First Closing” shall have the meaning ascribed thereto in Section 6.1(a);
“First Closing Actions” means the actions specified in Section 6.2;
“First Closing Date” shall have the meaning ascribed thereto in Section 6.1(b);
“First Closing Payment” shall have the meaning ascribed thereto in Section 4.3(a);
“First Transferred Interests” means two-thirds (2/3) of each Seller’s Transferred Interests;

“First Transferred Interests Reimbursement Amount” means the sum of:

(a)any Post-Effective Date Receipts attributable to the First Transferred Interests made until and including the First Closing Date;

(b)minus the Post-Effective Date Expenses attributable to the First Transferred Interests made until and including the First Closing Date;

(c)minus the Inventory and Materials Adjustment Amount attributable to the First Transferred Interests together with Agreed Interest from the Effective Date up to and including the Interim Termination Date; and

(d)plus Agreed Interest on the amount equal to the Post-Effective Date Receipts attributable to the First Transferred Interests minus the Post-Effective Date Expenses attributable to the First Transferred Interests from the Effective Date up to and including the Interim Termination Date calculated in accordance with the methodology stipulated in Exhibit 11;

"GAAP" means U.S. generally accepted accounting principles, consistently applied;

"GK GSA" means the agreement in relation to the sale and purchase of associated gas from the Gumusut-Kakap unitised field, East Malaysia between PETRONAS, Carigali, Shell Petroleum, Shell Sabah, ConocoPhillips and Murphy Sabah dated 24 April 2014;

"GK GSA Novation Agreement" means the novation agreement substantially in the form set out in Exhibit 17 with such amendments as may be reasonably required by each of the parties thereto;
"GK PHOSA" means the agreement for Gumusut-Kakap interim crude evacuation system Kikeh tie-back production handling and operating support between Shell Petroleum and Murphy Sabah dated 23 April 2014;
"GK UUOA" means the Gumusut-Kakap field unitisation and unit operating agreement between Carigali, Murphy Sabah, Shell Petroleum, Shell Sabah and ConocoPhillips dated 3 July 2006;

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

"GK UUOA Novation Agreement" means the novation agreement substantially in the form set out in Exhibit 2 with such amendments as may be reasonably required by each of the parties thereto;

"GK UUOA Voting Agreement" means the agreement in the form set out in Exhibit 15;

"Government" shall mean the Government of Malaysia;

"Governmental Entity" shall mean any government entities, including any ministry, department, agency, regulator (including PETRONAS), political subdivision or instrumentality thereof, or any court of competent jurisdiction or other governmental authority (excluding, for the avoidance of doubt, Carigali);

“Gross Negligence” means any act or failure to act (whether sole, joint or concurrent) by a Seller which was intended to cause, or which was in reckless disregard of or wanton indifference to, harmful consequences that such Seller knew, or should have known, such act or failure would have had on the safety or property of another person or entity, but shall not include any error of judgement or mistake made by such Seller in the exercise in good faith of any function, authority or discretion conferred on such Seller as Operator under the JOAs or the PSCs;

"GST" means goods and services tax;
"Guaranteed Obligations" shall have the meaning ascribed thereto in Section 11(a);
"Guarantor" shall have the meaning ascribed thereto in the introductory paragraphs to this Agreement;
“Guarantor’s Knowledge” means the actual knowledge, as of the date on which a warranty is given, of [†††††];
"Hydrocarbons" shall mean oil, gas, condensate and other gaseous and liquid hydrocarbons or any combination thereof;
"Independent Accountant" shall have the meaning ascribed thereto in Section 4.4(d);
"Independent Expert" shall have the meaning ascribed thereto in Section 12.2(b);
“Initial Purchase Price” has the meaning given in Section 4.1(a);
"Interim Period Novation Agreement" shall have the meaning ascribed thereto in Section 5.1(a)(xiv);
“Interim Settlement Statement” has the meaning given in Section 4.5(a);
“Interim Termination Date” has the meaning given in Section 4.5(a);

"Inventory and Materials Adjustment Amount" means the amount of the Crude Oil inventory, imbalances and materials attributable to the First Transferred Interests and Second Transferred Interests in each case calculated as of the Effective Date in accordance with the methodology set forth in Exhibit 12;

"JOA Notice" shall have the meaning ascribed thereto in Section 5.1(b);

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

"JOA Novation Agreements" means each novation agreement to be entered into between the respective Seller, Purchaser and Carigali in respect of each Joint Operating Agreement substantially in the form set out in Exhibit 13 with such amendments as may be reasonably required by Carigali;

"Joint Account" has the meaning given to it in the JOAs;

"Joint Account Contract" shall mean any contract for the provision of engineering,  procurement, construction or other services or goods entered into by Sellers in their capacity as Operators under the Joint Operating Agreements and for which expenditures thereunder are charged to the Joint Accounts;

"Joint Account Costs" shall mean all costs and expenses charged to the Joint Accounts included in all joint venture statements, joint interest billings and all Cash Calls issued under the JOAs;
"Joint Operating Agreements" or "JOAs" means each of: (a) the Block K JOA; (b)the Block H JOA; (c)the Block P JOA; (d)the Block SK 314A JOA; (e)the Block SK 309 JOA; and (f)the Block SK 311 JOA;
"Joint Property" has the meaning given to it in the JOAs;
"Kidurong Nominating and Lifting Agreement" means the nominating and lifting agreement for Kidurong Marine Terminal between PETRONAS, Carigali and Murphy Sarawak dated 1 April 2004;

"Kidurong Nominating and Lifting Agreement Amendment Agreement" means the amendment agreement substantially in the form set out in Exhibit 7 with such amendments as may be reasonably required by each of the parties thereto;

"Kikeh GSA" means the gas sales agreement in relation to the sale and purchase of associated gas from Kikeh Oil Field between PETRONAS, Carigali and Murphy Sabah dated 23 February 2007 as amended by a side letter between PETRONAS, Carigali and Murphy Sabah dated 22 July 2010;

"Kikeh GSA Novation Agreement" means the novation agreement substantially in the form set out in Exhibit 5 with such amendments as may be reasonably required by each of the parties thereto;

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

"Kikeh Nominating and Lifting Agreement" means the nominating and lifting agreement for Kikeh Marine Terminal between PETRONAS, Carigali and Murphy Sabah dated 21 August 2007 as amended by:

(a) supplementary agreement no. 1 to the nominating and lifting agreement for Kikeh Marine Terminal between PETRONAS, Carigali and Murphy Sabah dated 24 September 2012; and

(b)supplementary agreement no. 2 to the nominating and lifting agreement for Kikeh Marine Terminal between ConocoPhillips, Shell Petroleum, Shell Sabah, PETRONAS, Carigali and Murphy Sabah dated 15 December 2012;

"Kikeh Nominating and Lifting Agreement Amendment Agreement" means the amendment agreement substantially in the form set out in Exhibit 6 with such amendments as may be reasonably required by each of the parties thereto;

"Liabilities" shall mean any liabilities (including, without limitation, any Taxes), losses, damages, charges, claims, demands, actions, and obligations of whatever nature or description, whether deriving from contract, common law, statute, international treaty, convention or otherwise, whether actual or contingent, ascertained or unascertained or disputed and whether owed or incurred jointly or severally, or as principal or surety;

"LIBOR" means the London interbank offered rate for deposits in United States Dollars for a term of one (1) month which is quoted on the "LIBOR01" page on the Reuters Monitor Money Rates Service (or such other page as may replace such page on such service for the purpose of displaying London interbank offered rates for deposits in United States Dollars) at or about 11.00 a.m. London time on the relevant day, and if the applicable rate is not available for any reason, the rate published on the immediately preceding date on which the rate was published;

"Longstop Date" means the date occurring nine (9) months after the Signing Date (or such later date as Sellers and Purchaser may agree upon in writing);

"Losses" means all liabilities, costs, charges and expenses and other damages, excluding, however, punitive, exemplary, special, aggravated, consequential or indirect damages and losses, lost profits, losses caused by business interruption, loss of revenue, loss of business or other opportunity. Any Loss shall be computed net of any present or future entitlements related to the relevant matter, including avoided losses and Tax benefits received by a Party or its Affiliates;

"MAE Notice" shall have the meaning ascribed thereto in Section 12.2(a);

"Management Committees":

(a)with respect to the JOAs, has the meaning given to it in the JOAs; and

(b)with respect to the Unitisation Agreements, has the meaning given to it in the Unitisation Agreements;

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

"Material Adverse Effect" means, prior to First Closing, any event or circumstance that results in an adverse effect of greater than [*****] of the Purchase Price on the value of the Transferred Interests; provided, however, in no event shall any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been a Material Adverse Effect:

(a)changes in global prices of Crude Oil or Natural Gas;

(b)any change affecting the oil and gas industry as a whole in Malaysia, provided that such change does not have a disproportionate adverse effect on the Transferred Interests compared to other similarly situated companies or entities that hold participating interests in production sharing contracts in Malaysia;

(c)any change in the economy or the financial, capital or energy markets generally in Malaysia or globally, including changes in interest and exchange rates and monetary policy, provided that such change does not have a disproportionate adverse effect on the Transferred Interests compared to other similarly situated companies or entities that hold participating interests in production sharing contracts in Malaysia;

(d)any change in applicable laws or in GAAP or interpretations thereof or governmental policy or political conditions, provided that such change does not have a disproportionate adverse effect on the Transferred Interests compared to other similarly situated companies or entities that hold participating interests in production sharing contracts in Malaysia;

(e)any physical damage to, or any mechanical failure of, any of the Joint Property which is utilised for the production of Crude Oil and Natural Gas from an individual event to the extent that it is covered by insurance maintained by the Operator or is the result of normal wear and tear or gradual structural deterioration of materials, equipment, and infrastructure, or reservoir changes;

(f)any change in general regulatory or political conditions, including acts of war, sabotage, armed hostilities or terrorism, embargo, sanctions or interruption of trade;

(g)Sellers’ compliance with the terms of this Agreement or their taking any other action which Purchaser has expressly consented to or approved in writing;

(h)events or circumstances directly arising from actions taken by Purchaser or its Affiliates;

(i)any act or omission of any Governmental Entity;

(j)any reduction, reclassification or decrease in the reserves in the Contract Areas of the PSCs, including as a result of unanticipated depletion or subsurface conditions;

(k)any decline in the performance of the wells, equipment, plants or facilities included or used in connection with the Transferred Interests except to the extent attributable to the Gross Negligence of a Seller in its capacity as an Operator; and

(l)any results of drilling operations.

For the avoidance of doubt, a Material Adverse Effect shall not be measured against any forward-looking statements, financial projections or forecasts applicable to the Transferred Interests;

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

"Material Agreements" shall have the meaning ascribed thereto in Section 7.5(d)(i);
"Material Contracts" means those agreements listed in Exhibit 8;
"Minimum Financial Commitment" has the meaning given to it in the PSCs;
"Minimum Work Commitments" has the meaning given to it in the PSCs;
"Murphy Sabah" shall have the meaning ascribed thereto in the introductory paragraphs to this Agreement;
"Murphy Sarawak" shall have the meaning ascribed thereto in the introductory paragraphs to this Agreement;
"Natural Gas" has the meaning given to it in the PSCs;

"Novation Agreements" means each of:

(a)the GK UUOA Novation Agreement;

(b)the SNP UUOA Novation Agreement;

(c)the SK 309 and SK 311 GSA Novation Agreement;

(d)the Kikeh GSA Novation Agreement;

(e)the GK GSA Novation Agreement;

(f)the SNP GSA Novation Agreement;

(g)the Kikeh Nominating and Lifting Agreement Amendment Agreement;

(h)the Kidurong Nominating and Lifting Agreement Amendment Agreement;

(i)the JOA Novation Agreements; and

(j)any Interim Period Novation Agreement;

"Official" means (a) any officer or employee of, or any other person acting in an official capacity for or on behalf of, any Governmental Entity or Public International Organization; (b) any political party; or (c) any candidate for political office;

"Operations Committees" means the committees established pursuant to Article 4 of the PSCs;
"Operator" means the entity designated as operator under the JOAs, which, as of the Signing Date, is Murphy Sarawak or Murphy Sabah, as the case requires or as the unit operator under the UUOAs;

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

"Participating Interest" means as to a PSC and/or contract the undivided legal and beneficial interest of a party in the PSC and/or contract and in the rights and obligations relating to such PSC and/or contract expressed as a percentage of the total interests of all parties to such PSC and/or contract in such rights and obligations;

"Party" or "Parties" shall have the meaning ascribed thereto in the introductory paragraphs to this Agreement;
“[*****]” shall have the meaning ascribed thereto in Section [*****];
"Petroleum Operations" has the meaning given to it in the PSCs;
"PETRONAS" means Petroliam Nasional Berhad;
"PETRONAS Approval" means the approval of PETRONAS to the assignment of the Transferred Interests to Purchaser in accordance with the terms and conditions of the PSCs;

"Post-Effective Date Expenses" shall mean all Joint Account Costs and Unit Account Costs incurred by Sellers (and/or any other member of Sellers’ Group) on or after the Effective Date which relate to expenditures incurred after the Effective Date and Petroleum Income Tax (PITA) payments (both instalment and final payments for YA2014 or YA2015) incurred, in each case, to the extent relating to the  First Transferred Interests or the Second Transferred Interests, as the case requires, and which have not been included in the Inventory and Materials Adjustment Amount;

"Post-Effective Date Receipts" shall mean any income from the sale of Hydrocarbons on and after the Effective Date, receipts, insurance proceeds, reimbursements, cost recovery entitlements (whenever the relevant costs relating to the cost recovery entitlements were or are incurred even if prior to the Effective Date), received by Sellers (and/or any other member of Sellers’ Group) on or after the Effective Date to the extent relating to the First Transferred Interests or Second Transferred Interests, as the case requires, save to the extent that the same have been received by Sellers prior to the Effective Date;

"[*****]" shall have the meaning ascribed thereto in Section [*****];

"PSC Data" shall mean all data or information relating directly to the PSCs in the possession of Sellers, including geophysical, geological, drilling and engineering data and logs, test reports, and records in which Sellers have an interest pursuant to the JOAs or the PSCs but excluding: (i) internal communications, reports, interpretations and documents created within each Seller or between Sellers and their Affiliates and (ii) any data or information the disclosure or transfer of which is prohibited under an agreement between Sellers and one or more third parties;

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

"PSCs" means each of: (a)the Block K PSC; (b)the Block H PSC; (c)the Block P PSC; (d)the Block SK 314A PSC; (e)the Block SK 309 PSC; and (f)the Block SK 311 PSC;
"Public International Organization" shall mean an organization designated as such by executive order under the laws of the United States of America;
"Purchase Price" means the aggregate of the Initial Purchase Price and the Subsequent Purchase Price;
"Purchaser" shall have the meaning ascribed thereto in the introductory paragraphs to this Agreement;
"Purchaser Group" shall mean Purchaser and its Affiliates;
"Purchaser’s Consideration" shall mean the aggregate of the Purchaser’s Initial Consideration and the Purchaser’s Subsequent Consideration;
“Purchaser’s Initial Consideration” shall have the meaning ascribed thereto in Section 4.1(a);
“Purchaser’s Knowledge” means the actual knowledge, as of the date on which a warranty is given, of [†††††];

"Purchaser’s Representatives" shall mean the directors, officers, employees, agents, consultants, internal and external financial, technical, legal or other advisors and any representatives of Purchaser and of any of Purchaser’s Affiliates;

“Purchaser’s Subsequent Consideration” shall have the meaning ascribed thereto in Section 4.1(d);

“Q&A Log” shall mean the specific written enquiries made by Purchaser, its Affiliates or Purchaser’s Representatives and the specific written responses given by Sellers or Sellers’ Representatives during the due diligence process;

“Recoverable Costs” means all expenditures made in carrying out Petroleum Operations in accordance with the terms of the JOAs, the UUOAs and the PSCs that are eligible for cost recovery under the PSCs;

"Reimbursement Amount" shall have the meaning ascribed thereto in Section 4.1(c);
“Remaining Deposit” means fifty percent (50%) of the Deposit;

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

"Remedial Action"  shall mean:

(a)works or actions limiting, mitigating, remediating, preventing, removing, cleaning-up, ameliorating or containing the presence or effect of any Dangerous Substance in or on the Environment; or

(b)any investigation, sampling or monitoring in connection with any such works or action;

"Rotan Gas Field" means the gas field delineated in attachment 1 of the letter issued by PETRONAS dated 21 January 2008 approving the gas holding period for such field;
“Second Closing” has the meaning ascribed thereto in Section 6.3(a);
“Second Closing Actions” means the actions specified in Section 6.4;
“Second Closing Date” has the meaning ascribed thereto in Section 6.3(b);
“Second Transferred Interests” means one-third (1/3) of each Seller’s Transferred Interests;
"Seller" or "Sellers" shall have the meaning ascribed thereto in the introductory paragraphs to this Agreement;
"Sellers’ Group" shall mean each of Sellers and their Affiliates;
"Sellers’ Knowledge" shall have the meaning ascribed thereto in Section 7.2;

"Sellers’ Representatives" shall mean the directors, officers, employees, agents, consultants, internal and external financial, technical, legal or other advisors and any representatives of Sellers and of any of Sellers’ Affiliates;

"Shell Petroleum" means Sabah Shell Petroleum Company Limited;
"Shell Sabah" means Shell Sabah Selatan Sendirian Berhad;
"SIAC" shall have the meaning ascribed thereto in Section 14.9(b);
"Signing Date" shall have the meaning ascribed thereto in the introductory paragraphs to this Agreement;
"SK 309 and SK 311 GSA" means the gas sales agreement between PETRONAS, Carigali and Murphy Sarawak dated 23 February 2007;

"SK 309 and SK 311 GSA Novation Agreement" means the novation agreement substantially in the form set out in Exhibit 4 with such amendments as may be reasonably required by each of the parties thereto;

“SNP GSA” means the upstream gas sales agreement in relation to the sale and purchase of associated gas from the Siakap North – Petai field, offshore Malaysia, Deepwater Block K and Deepwater Block G between PETRONAS, Carigali, Murphy Sabah, Shell Petroleum, Shell Sabah and ConocoPhillips dated 1 February 2014;

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

“SNP GSA Novation Agreement” means the novation agreement substantially in the form set out in Exhibit 18 with such amendments as may be reasonably required by each of the parties thereto;

"SNP PHOSA" means the agreement for Siakap North-Petai unit production handling and operating support between Murphy Sabah (for and on behalf of the parties to the Block K JOA) and Murphy Sabah (for and on behalf of the parties to the SNP UUOA) dated 7 December 2012;

"SNP UUOA" means the Siakap North-Petai field unitisation and unit operating agreement between Carigali, Murphy Sabah, Shell Petroleum, Shell Sabah and ConocoPhillips dated 21 April 2011;

"SNP UUOA Novation Agreement" means the novation agreement substantially in the form set out in Exhibit 3 with such amendments as may be reasonably required by each of the parties thereto;

"SNP UUOA Voting Agreement" means the agreement in the form set out in Exhibit 16;

"Straddle Period" shall have the meaning ascribed thereto in Exhibit 14;
“Subsequent Purchase Price” has the meaning given in Section 4.1(b);

"Taxes" and "Taxation" means all forms of tax whether direct or indirect and whether levied by reference to income, profits, gains, net wealth, exports, sales, asset values, turnover, added value or other reference and statutory, governmental, state, federal, provincial, municipal or local duty, rate, levy (including social security contributions and any other payroll taxes), charge, excess profits, research cess, contribution, export duties, import duties or other customs duties, deduction or withholding wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise) and in respect of any person, together with any interest, penalty, surcharge instalments, charges, costs, additional sums, fines or other amounts otherwise due to any government in connection with any such tax;

"Tax Return" means any return, report, declaration, estimate, information statement, or other document filed or submitted in order to comply with the Tax law, or required to be so filed or submitted with respect to Taxes;

"Teaser" means the teaser issued by Tudor, Pickering, Holt & Co. on behalf of Sellers dated February 2014;
"Third Party Claim" shall have the meaning ascribed thereto in Section 10.5(b);

"Transaction Taxes"  means (without limitation) all sales taxes, VAT, transfer taxes, property transfer taxes, recording taxes, documentary taxes, registration taxes and other similar taxes (including, without limitation, any liability for Malaysian GST, but excluding, for the avoidance of doubt, taxes charged or withholding taxes on actual or deemed income, profit or gain (including capital gains)) arising as a result of the transactions contemplated by this Agreement;

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

"Transferred Interests" shall mean thirty percent (30%) of each Seller’s Participating Interest and right, title and interest in and to the following as of the Signing Date:

(a)each PSC to which each Seller is a party together with all rights (including rights to property and assets), title, interests, obligations and liabilities with respect thereto;

(b)each Joint Operating Agreement to which each Seller is a party together with all rights (including rights to Joint Property), title, interests, obligations and liabilities with respect thereto, including its participating interest therein;

(c)all contracts, agreements and instruments affecting each Seller’s Participating Interest, including the Material Contracts, the Material Agreements and any other contracts, agreements and instruments relating to the operations conducted in each PSC together with all rights (including rights to property and assets), title, interests, obligations and liabilities with respect thereto; and

(d)the PSC Data but excluding: (i) any Joint Property and any books, records, data, files, maps and accounting records maintained by Sellers in their capacity as Operators; (ii) any computer hardware and software; and (iii) any work product of, or privileged communications with, legal counsel for Sellers, or any Affiliate of Sellers, but excluding any rights of Sellers as Operators under any such contracts, agreements and instruments;

"Transferred Interests Liabilities and Costs" shall have the meaning ascribed thereto in Section 3.1;
“[*****]” shall have the meaning ascribed thereto in Section [*****];
“[*****]” shall have the meaning ascribed thereto in Section [*****];
"Unit Account" has the meaning given in the UUOAs;
"Unit Account Costs" means all costs and expenses charged to the Unit Accounts under the UUOAs;
"Unit Reservoirs" has the meaning given in the UUOAs;
"United States Dollars" or "US$" means the lawful currency of the United States of America;
"Unitisation Agreements" or "UUOAs" means each of: (a)the GK UUOA; and (b)the SNP UUOA;
"VAT" means value added tax or its equivalent in any other jurisdiction; and

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

"Work Programme and Budget" means, collectively:

(a)the work programmes and budgets approved by the Management Committee under each Joint Operating Agreement;

(b)the work programmes and budgets approved by the Management Committee under the GK UUOA;

(c)the work programmes and budgets approved by the Management Committee under the SNP UUOA; and

(d)the work programmes and budgets approved by PETRONAS under each PSC.

1.2	Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.
Section 2 Sale and Purchase of Transferred Interests
2.1	Sale and Purchase
(a)

Sellers hereby agree to sell the Transferred Interests free from Encumbrances upon and subject to the terms of this Agreement, in consideration for the payment to Sellers by Purchaser of Purchaser’s Consideration.

(b)	Purchaser hereby agrees to purchase the Transferred Interests free from Encumbrances and to assume all liabilities and obligations associated therewith upon and subject to the terms of this Agreement.
2.2	Participating Interests Following First Closing and Second Closing
(a)	Following the First Closing, the Participating Interests in the PSCs shall be as follows:

(i)	Block K PSC

	Party	Participating Interest

	Murphy Sabah	64%
	Purchaser	16%
	Carigali	20%

(ii)	Block H PSC

	In respect of the Rotan Gas Field and the Biris Gas Field:

	Party	Participating Interest

	Murphy Sabah	64%
	Purchaser	16%
	Carigali	20%

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

In respect of all other fields:

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

	Party	Participating Interest

	Murphy Sabah	48%
	Purchaser	12%
	Carigali	40%

(iii)	Block P PSC

	Party	Participating Interest

	Murphy Sabah	48%
	Purchaser	12%
	Carigali	40%

(iv)	Block SK 314A PSC

	Party	Participating Interest

	Murphy Sarawak	68%
	Purchaser	17%
	Carigali	15%

(v)	Block SK 311 PSC

	Party	Participating Interest

	Murphy Sarawak	68%
	Purchaser	17%
	Carigali	15%

(vi)	Block SK 309 PSC

	In respect of the East Patricia Field:

	Party	Participating Interest

	Murphy Sarawak	48%
	Purchaser	12%
	Carigali	40%

	In respect of all other fields:

	Party	Participating Interest

	Murphy Sarawak	68%
	Purchaser	17%
	Carigali	15%

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

(b)	Following the Second Closing, the Participating Interests in the PSCs shall be as follows:

(i)	Block K PSC

	Party	Participating Interest

	Murphy Sabah	56%
	Purchaser	24%
	Carigali	20%

(ii)	Block H PSC

	In respect of the Rotan Gas Field and the Biris Gas Field:

	Party	Participating Interest

	Murphy Sabah	56%
	Purchaser	24%
	Carigali	20%

	In respect of other fields:

	Party	Participating Interest

	Murphy Sabah	42%
	Purchaser	18%
	Carigali	40%

(iii)	Block P PSC

	Party	Participating Interest

	Murphy Sabah	42%
	Purchaser	18%
	Carigali	40%

(iv)	Block SK 314A PSC

	Party	Participating Interest

	Murphy Sarawak	59.5%
	Purchaser	25.5%
	Carigali	15%

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

(v)	Block SK 311 PSC

	Party	Participating Interest

	Murphy Sarawak	59.5%
	Purchaser	25.5%
	Carigali	15%

(vi)	Block SK 309 PSC

	In respect of the East Patricia Field:

	Party	Participating Interest

	Murphy Sarawak	42%
	Purchaser	18%
	Carigali	40%

	In respect of all other fields:

	Party	Participating Interest

	Murphy Sarawak	59.5%
	Purchaser	25.5%
	Carigali	15%

Section 3 Effective Date and Indemnities
3.1

Subject to First Closing but with effect from the Effective Date, and subject to Sections 3.3 and [*****], Purchaser shall assume and discharge when due and be liable for and shall indemnify and keep indemnified Sellers and any other member of Sellers’ Group in respect of all Liabilities and Costs arising in respect of the First Transferred Interests (including all Environmental Liabilities, Decommissioning Liabilities and Post-Effective Date Expenses attributable to the First Transferred Interests) regardless of  whether or not such Liabilities or Costs relate to a period prior to, on or after the Effective Date (all collectively "Transferred Interests Liabilities and Costs").

3.2	Subject to First Closing, Purchaser shall be entitled to all Post-Effective Date Receipts attributable to the First Transferred Interests.
3.3	Section 3.1 shall not apply to any Transferred Interests Liabilities and Costs attributable to the Transferred Interests to the extent:
(a)	they relate to Taxes, which shall be dealt with pursuant to Exhibit 14; or
(b)	they are taken into account in the Reimbursement Amount.
3.4	[*****].

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

3.5	Subject to Second Closing, the provisions of Section 3.1 to [*****] shall apply, with the necessary changes, to the Second Transferred Interests as if references in Section 3.1 to [*****] to:
(a)	First Closing are to Second Closing; and
(b)	First Transferred Interests are to Second Transferred Interests.
3.6

Any amount to be paid or reimbursed in accordance with this Section 3 shall be paid or reimbursed (as applicable) within ten (10) Business Days of receipt thereof by the relevant Party, or, in the case of Transferred Interests Liabilities and Costs, within ten (10) Business Days of receipt of demand from Sellers which have incurred such Transferred Interests Liabilities and Costs.

Section 4 Consideration
4.1	Initial Purchase Price, Subsequent Purchase Price and Reimbursement Amount
(a)

Purchaser shall pay to Sellers in accordance with Sections 4.2 and 4.3 as part consideration for the First Transferred Interests an amount equal to US$1,333,000,000 (the "Initial Purchase Price") together with Agreed Interest on the Initial Purchase Price from the Effective Date up to and including the First Closing Date (the "Purchaser’s Initial Consideration").

(b)

Purchaser shall pay to Sellers as part consideration for the Second Transferred Interests an amount equal to US$667,000,000 (the "Subsequent Purchase Price").  Agreed Interest shall be payable on the Subsequent Purchase Price from the Effective Date up to and including the Second Closing Date.

(c)	The Subsequent Purchase Price shall be increased or reduced (as the case may be) by an amount equal to the sum of:
(i)	the Post-Effective Date Expenses attributable to the First Transferred Interests made until and including the First Closing Date;
(ii)	minus any Post-Effective Date Receipts attributable to the First Transferred Interests received until and including the First Closing Date;
(iii)	plus the Post-Effective Date Expenses attributable to the Second Transferred Interests made until and including the Second Closing Date;
(iv)	minus any Post-Effective Date Receipts attributable to the Second Transferred Interests received until and including the Second Closing Date;
(v)	plus the Inventory and Materials Adjustment Amount attributable to the First Transferred Interests together with Agreed Interest from the Effective Date up to and including the Second Closing Date;
(vi)	plus the Inventory and Materials Adjustment Amount attributable to the Second Transferred Interests together with Agreed Interest from the Effective Date up to and including the Second Closing Date;

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

(vii)

minus Agreed Interest on the amount equal to the Post-Effective Date Receipts attributable to the First Transferred Interests minus the Post-Effective Date Expenses attributable to the First Transferred Interests from the Effective Date up to and including the Second Closing Date calculated in accordance with the methodology stipulated in Exhibit 11; and

(viii)

minus Agreed Interest on the amount equal to the Post-Effective Date Receipts attributable to the Second Transferred Interests minus the Post-Effective Date Expenses attributable to the Second Transferred Interests from the Effective Date up to and including the Second Closing Date calculated in accordance with the methodology stipulated in Exhibit 11,

(the "Reimbursement Amount").

If the Reimbursement Amount is negative, it shall be deducted from the Subsequent Purchase Price and if it is positive it shall be added to the Subsequent Purchase Price. Any Post-Effective Date Receipts taken into account in the calculation of the Reimbursement Amount shall not be recoverable by Purchaser pursuant to Section 3.2.

(d)

The Subsequent Purchase Price (including the Agreed Interest payable thereon) as adjusted by the Reimbursement Amount in accordance with Section 4.1(c) shall be referred to as "Purchaser’s Subsequent Consideration". Purchaser’s Subsequent Consideration shall become due and payable in accordance with Sections 4.2 and 4.3 and shall be subject to adjustment and settlement pursuant to Section 4.4 below.

4.2	Deposit on the Signing Date
(a)

Upon the Signing Date, Purchaser shall pay to the bank account of Sellers specified in Section 4.6(a) the sum of US$[*****], being [*****] of the Purchase Price, as a performance deposit ("Deposit").  Agreed Interest shall accrue on the Deposit from the Signing Date. Subject to Section 12.3(c), the Deposit is solely to assure the performance of Purchaser’s obligations hereunder in accordance with the terms and conditions of this Agreement and shall be retained by Sellers’ following their termination of the Agreement pursuant to Section 12.1(a)(iv) or (v).

(b)

If First Closing does not occur because of the failure of Purchaser to perform any of its obligations under Section 6.2(b) on or before the deferred First Closing Date pursuant to Section 6.2(c), Sellers may terminate this Agreement and retain the Deposit, and following such termination shall have no obligation to refund the Deposit to Purchaser and, for the avoidance of doubt, the non-refund of the Deposit by Sellers shall be Sellers’ sole and exclusive remedy with respect thereto. The Parties agree that the non-refund of the Deposit by Sellers represents a genuine pre-estimate of the losses which may be sustained by Sellers in the event that First Closing does not occur in the circumstances set out in this Section 4.2(b) and is not a penalty.

(c)

If First Closing occurs but Second Closing does not occur because of the failure of Purchaser to perform any of its obligations under Section 6.4(b) on or before the deferred Second Closing Date pursuant to Section 6.4(c), Sellers may terminate this Agreement in relation to the Second Transferred Interests in accordance with Section 12.3(a)(ii) and retain the Remaining Deposit, and following such termination shall have no obligation to refund the Remaining Deposit to Purchaser and, for the avoidance of doubt, the non-refund of the Remaining Deposit by Sellers shall be Sellers’ sole and

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

Confidential

EXECUTION VERSION

exclusive remedy with respect thereto. The Parties agree that the non-refund of the Remaining Deposit by Sellers represents a genuine pre-estimate of the losses which may be sustained by Sellers in the event that Second Closing does not occur in the circumstances set out in this Section 4.2(c) and is not a penalty.

4.3	Payments on the First Closing Date and the Second Closing Date
(a)

No later than five (5) Business Days following the satisfaction or waiver of the Conditions Precedent to First Closing (other than the Condition Precedent set forth in Section 5.1(a)(iv)), Sellers shall deliver to Purchaser a statement providing Sellers’ estimate of Purchaser’s Initial Consideration less fifty percent (50%) of the Deposit and Agreed Interest on fifty percent (50%) of the Deposit calculated from the Signing Date up to but excluding the First Closing Date (the “First Closing Payment”). At First Closing, Purchaser shall pay such estimated First Closing Payment to Sellers’ bank account specified in Section 4.6(a). As soon as practicable following the First Closing Date, Sellers shall deliver to Purchaser a statement providing the actual First Closing Payment amount. If the actual First Closing Payment is higher than the estimated First Closing Payment, Purchaser shall pay to Sellers an amount equal to the excess amount; if it is lower, Sellers shall pay to Purchaser the shortfall amount, in either case within ten (10) Business Days of delivery of the second such statement.

(b)

Not less than ten (10) Business Days prior to the scheduled Second Closing Date, Sellers shall deliver to Purchaser a statement in the form set out in Exhibit 11 providing Sellers’ estimate of Purchaser’s Subsequent Consideration calculated pursuant to Section 4.1(d) (the "Estimated Settlement Statement") setting out the Subsequent Purchase Price, together with the Agreed Interest payable thereon, and the estimate for the Reimbursement Amount,  less the Remaining Deposit and Agreed Interest on the Remaining Deposit calculated from the Signing Date up to but excluding the Second Closing Date. At Second Closing, Purchaser shall pay the amount set out in the Estimated Settlement Statement to Sellers’ bank account specified in Section 4.6(a).

4.4	Settlement of Reimbursement Amount and Dispute Settlement
(a)

Within ninety (90) days following the Second Closing Date, Sellers shall submit to Purchaser a statement setting out the actual Purchaser’s Subsequent Consideration identifying the Subsequent Purchase Price, together with the Agreed Interest payable thereon, and the Reimbursement Amount as at the Second Closing less the Remaining Deposit and Agreed Interest on the Remaining Deposit calculated from the Signing Date up to but excluding the Second Closing Date (the "Final Settlement Statement").

(b)

If the actual Purchaser’s Subsequent Consideration is higher than estimated in the Estimated Settlement Statement, Purchaser shall pay to Sellers an amount equal to the excess amount; if it is lower, Sellers shall pay to Purchaser the shortfall amount (the excess amount or the shortfall amount, as applicable, is referred to as the "Delta Amount") in accordance with Section 4.4(e).

(c)

Within twenty  (20) Business Days after delivery to Purchaser of the Final Settlement Statement (the "Dispute Period"), Purchaser shall notify Sellers of any item or items included in, or used in the calculation of, the Final Settlement Statement in respect of the Reimbursement Amount that it wishes in good faith to dispute together with:

(i)	the reasons for such dispute; and

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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(ii)	a list of proposed revisions to the Reimbursement Amount (the "Dispute Notice").
(d)

If Sellers receive a Dispute Notice, Sellers and Purchaser shall attempt to agree in writing the item or items disputed by Purchaser. If Sellers and Purchaser are unable to reach agreement within thirty (30) Business Days of the Dispute Notice, the matter(s) in dispute may, at the written election of Sellers or Purchaser, be referred to the decision of Deloitte Touche Tohmatsu Limited who shall be appointed by Sellers and Purchaser for the purposes of this Section 4.4(d), or in the event that such firm refuses to accept such appointment within fourteen (14) days of the Dispute Notice having been received by a Party, an independent internationally recognised firm of chartered accountants (the "Independent Accountant") appointed by the President of the Institute of Chartered Accountants in England and Wales. The Independent Accountant shall act as an expert and not as an arbitrator and the Arbitration Act 1996 shall not apply. The Parties shall instruct the Independent Accountant to decide the dispute and deliver its determination within twenty (20) Business Days after the dispute is referred to it. The Parties agree that the Independent Accountant will have the power to make such enquiries of the Parties as the Independent Accountant deems necessary to resolve the dispute and the Parties will co-operate and make information available promptly as requested by the Independent Accountant. The Independent Accountant’s decision shall (in the absence of fraud or manifest error) be final and binding on the Parties for all purposes of this Agreement. The Final Settlement Statement, as adjusted (if necessary) to reflect the Independent Accountant’s final and binding decision, will be deemed to have been accepted by the Parties as the Final Settlement Statement. The costs of the Independent Accountant shall be apportioned between Sellers on the one hand and Purchaser on the other hand in equal shares and each Party shall be responsible for its own costs of presenting its case to the Independent Accountant and costs and expenses of all advisors, witnesses and employees used by it in relation to the determination.

(e)	The Delta Amount together with Agreed Interest from the Second Closing Date shall be paid as follows:
(i)

if Purchaser notifies Sellers that there are no items it wishes to dispute or, by the expiry of the Dispute Period, no Dispute Notice is received by Sellers, the Delta Amount as set out in the Final Settlement Statement shall be paid to Sellers or refunded to Purchaser (as the case may be) within five (5) Business Days of the earlier of the expiry of the Dispute Period or the date on which Purchaser notifies Sellers that it agrees with the Delta Amount as set out in the Final Settlement Statement;

(ii)

if a Dispute Notice is received by Sellers in the Dispute Period, such part of the Delta Amount which is not in dispute shall be paid to Sellers or refunded to Purchaser (as the case may be) on the earlier of the date Purchaser notifies Sellers that it agrees with certain amounts included in the Delta Amount or five (5) Business Days following expiry of the Dispute Period; and

(iii)

such part of the Delta Amount which is in dispute shall be paid to Sellers or refunded to Purchaser (as the case may be) within five (5) Business Days of agreement by Sellers and Purchaser or determination by the Independent Accountant in accordance with this Section 4.4.

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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(f)

The Parties agree that the Final Settlement Statement will not be revised following any audit conducted under the JOAs, the UUOAs or the PSCs, and that no adjustments shall be made to the amounts paid in connection with the Final Settlement Statement, but provided that nothing in this Section 4.4(f) shall purport to exclude any liability for fraud.

4.5	Termination prior to Second Closing
(a)

If this Agreement is terminated pursuant to Section 12.1(b)  (the date of such termination,  the “Interim Termination Date”),  within ninety (90) days of the Interim Termination Date, Sellers shall submit to Purchaser a statement setting out the First Transferred Interests Reimbursement Amount (the “Interim Settlement Statement”). Sections 4.4(c), (d) and (e) shall apply, with the necessary changes, to the Interim Settlement Statement.

(b)

If Purchaser does not deliver a Dispute Notice within the Dispute Period, Sellers shall pay to Purchaser the First Transferred Interests Reimbursement Amount within ten (10) Business Days following expiry of the Dispute Period. If Purchaser delivers a Dispute Notice within the Dispute Period, (i) such part of the First Transferred Interests Reimbursement Amount which is not in dispute shall be paid to Purchaser within ten (10) Business Days following expiry of the Dispute Period and (ii) Section 4.4(d) shall apply with respect to the part of the First Transferred Interests Reimbursement Amount which is in dispute.

4.6	Mode of Payment; Default; Set-off
(a)

Any payments to be made by Purchaser to Sellers under this Agreement shall be made in United States Dollars by irrevocable wire transfer of immediately available funds to the following bank account or such other bank account as may be notified by Sellers to Purchaser:

Account Name:Murphy Sabah Oil Co., Ltd.

Account No.:[*****]
Bank:[*****]
SWIFT Code:[*****]

(b)

Any payments to be made by Sellers to Purchaser under this Agreement shall be made in United States Dollars by irrevocable wire transfer of immediately available funds to the following bank account or such other bank account as may be notified by Purchaser to Sellers:

Account Name:PT. PERTAMINA PERSERO

Account No.:[*****]
Bank:[*****]
SWIFT Code:[*****]

(c)

If an amount that is to be paid under this Agreement is denominated in a currency other than United States Dollars, it shall be converted into United States Dollars at the exchange rate used by Sellers for the conversion of such amounts in accordance with the Accounting Procedure of the Joint Operating Agreements.

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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(d)

Any payment shall be deemed to have been made on confirmation of a bank remittance in the form of a SWIFT MT 103 evidencing the transfer of the amount payable (without deduction of any costs or charges, other than those of the recipient’s bank) to the relevant bank account.

(e)

If any Party fails to fully make any payment on the relevant due date, it shall pay Agreed Interest on the amount not timely paid without prejudice to its right to claim additional damages and/or to enforce other rights for default in accordance with applicable law.

(f)	Purchaser shall not be entitled to exercise any right of set-off or retention right with respect to any of its payment obligations pursuant to this Agreement.
(g)

All amounts payable under this Agreement shall be paid free and clear of all withholdings and deductions, save only as may be required by applicable law. If a Party is required by applicable law to make a deduction or withholding in respect of any amount payable under this Agreement, it shall, at the same time as the amount which is the subject of the deduction or withholding is payable, make a payment of such additional amount as shall be required to ensure that the net amount received by the relevant Party will equal the full amount which would have been received by it had no such deduction or withholding been required to be made.

(h)

Each Seller represents that it has registered a branch in Malaysia for Malaysian Tax purposes, and that its portion of the Purchaser’s Consideration will be received by and reflected on the accounting books and records of such branch.

Section 5 Conditions Precedent
5.1	Conditions Precedent to First Closing
(a)

The obligation of Sellers to sell and of Purchaser to purchase the First Transferred Interests on the First Closing Date shall be subject to the satisfaction or waiver, in accordance with the terms of this Agreement, of the following conditions precedent (the "Conditions Precedent to First Closing"):

(i)

all consents and approvals required under the JOAs for the sale of all of the Transferred Interests from Sellers to Purchaser shall have been obtained and the JOA Novation Agreements shall have been entered into by the parties thereto;

(ii)	all pre-emptive rights granted under the JOAs to Carigali in relation to all of the Transferred Interests shall have been waived or expired without exercise;
(iii)	the PETRONAS Approval shall have been received by Sellers in relation to the transfer of the Transferred Interests pursuant to this Agreement and shall not contain any unduly burdensome conditions;
(iv)	the execution of the Deeds of Assignment by the respective parties thereto in relation to the First Transferred Interests;
(v)	the parties to the GK UUOA shall have entered into the GK UUOA Novation Agreement;

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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(vi)	the parties to the SNP UUOA shall have entered into the SNP UUOA Novation Agreement;
(vii)	the parties to the SK 309 and SK 311 GSA shall have entered into the SK 309 and SK 311 GSA Novation Agreement;
(viii)	the parties to the Kikeh GSA shall have entered into the Kikeh GSA Novation Agreement;
(ix)	the parties to the GK GSA shall have entered into the GK GSA Novation Agreement;
(x)	the parties to the SNP GSA shall have entered into the SNP GSA Novation Agreement;
(xi)	the parties to the Kikeh Nominating and Lifting Agreement shall have entered into the Kikeh Nominating and Lifting Agreement Amendment Agreement;
(xii)	the parties to the Kidurong Nominating and Lifting Agreement shall have entered into the Kidurong Nominating and Lifting Agreement Amendment Agreement;
(xiii)

no judgment, injunction, order or other decision enforceable against Sellers or Purchaser by any Governmental Entity in Malaysia prohibiting any of the transactions contemplated by this Agreement has been issued, made or served on Sellers or Purchaser; and

(xiv)

the execution of any assignment or novation agreement in respect of any contract entered into by Sellers in connection with any of the Transferred Interests after the Signing Date which Sellers and Purchaser (acting reasonably) consider necessary to effect the sale of the Transferred Interests to Purchaser and to release Sellers from contractual liability under such contract with respect to the Transferred Interests (each an "Interim Period Novation Agreement").

The Conditions Precedent to First Closing in this Section 5.1(a) may be waived (either in whole or in part) only with the written consent of Purchaser and Sellers.

(b)

Following the Signing Date, each Party shall, and shall procure that each of its Affiliates shall, use its reasonable endeavours to procure the satisfaction of the Conditions Precedent, including the execution and performance of all such other documents, acts and things as may be reasonably required in order to satisfy the Conditions Precedent as soon as practicable and in any event by the Longstop Date. Each Party shall keep the other Parties informed of its progress with regard to the satisfaction of the Conditions Precedent. Sellers and Purchaser shall each notify the other promptly upon becoming aware that any of the Conditions Precedent have been satisfied. Sellers shall, promptly after the Signing Date, issue to Carigali notices required pursuant to the JOAs together with a copy of this Agreement and the Agreed Form of the JOA Novation Agreements (the "JOA Notice").

(c)

Each Party shall promptly co-operate with and provide to the other Parties all such information and documentation concerning that Party and its Affiliates as may be

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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necessary to enable the other Parties to prepare and submit all necessary filings required by the Government and/or PETRONAS for the purposes of obtaining the PETRONAS Approval or otherwise in connection with the transfer of all of the Transferred Interests as required under this Agreement and otherwise to satisfy the Conditions Precedent to First Closing. No later than five (5) Business Days following the Signing Date, Sellers shall submit a letter to PETRONAS seeking its approval to the sale of all of the Transferred Interests to Purchaser in order to obtain the PETRONAS Approval.

(d)	No later than two (2) Business Days following the receipt of the PETRONAS Approval, Sellers shall:
(i)	send each of the JOA Novation Agreements to Carigali;
(ii)	send the GK UUOA Novation Agreement to each of the counterparties thereto;
(iii)	send the SNP UUOA Novation Agreement to each of the counterparties thereto;
(iv)	send the SK 309 and SK 311 GSA Novation Agreement to each of the counterparties thereto;
(v)	send the Kikeh GSA Novation Agreement to each of the counterparties thereto;
(vi)	send the GK GSA Novation Agreement to each of the counterparties thereto;
(vii)	send the SNP GSA Novation Agreement to each of the counterparties thereto;
(viii)	send the Kikeh Nominating and Lifting Agreement Amendment Agreement to each of the counterparties thereto;
(ix)	send the Kidurong Nominating and Lifting Agreement Amendment Agreement to each of the counterparties thereto; and
(x)	send each Interim Period Novation Agreement to each of the counterparties thereto.
(e)	If, following the issuance of the JOA Notice pursuant to Section 5.1(b) and pursuant to the pre-emption process under the JOAs:
(i)

a counter-notification from Carigali is received by Sellers that Carigali accepts the agreed upon terms and conditions contained in the JOA Notice which complies with the provisions of the JOAs (a “Counter-Notice”); or

(ii)	any other correspondence is received by Carigali in relation to the pre-emption process under the JOAs,

promptly after receipt of a Counter-Notice or such other correspondence, Sellers shall notify Purchaser and provide to Purchaser a copy of such Counter-Notice or such correspondence, and thereafter Sellers shall terminate this Agreement by written notice to Purchaser once Carigali completes the acquisition of the Transferred Interests in which case this Agreement shall terminate and neither Party shall have any rights or obligations to the other Parties except that Section 12.3 shall apply. If Sellers accept the validity of a Counter-Notice, Sellers shall promptly notify Purchaser of such

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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acceptance and either Party shall have the right to terminate the Agreement in accordance with Section 12.1(a)(vii).  Any exercise by Carigali of its pre-emption rights under the Joint Operating Agreements must occur in respect of the acquisition of all and not part of the Transferred Interests.

5.2	Regulatory Requirements
(a)	In order to obtain all requisite approvals for the transactions contemplated by this Agreement under applicable laws, including the PETRONAS Approval, Purchaser and Sellers shall:
(i)

reasonably cooperate in all respects with each other in the preparation of any filing or notification and in connection with any submission, investigation or inquiry from PETRONAS or any other Governmental Entity;

(ii)	supply to PETRONAS or any other Governmental Entity as promptly as practicable any additional information requested; and
(iii)	take all actions reasonably required in order to obtain any necessary approval.
(b)

Purchaser shall provide any guarantee, undertaking or other security or information which is reasonably required by PETRONAS, Carigali or the counterparties to the SNP UUOA, the GK UUOA, the Kidurong Nominating and Lifting Agreement, the Kikeh GSA, the SK 309 and SK 311 GSA, the GK GSA, the SNP GSA or the Kikeh Nominating and Lifting Agreement in respect of the obligations or liabilities under such agreements to which Purchaser will become subject in order to satisfy the Conditions Precedent.

5.3	Conditions Precedent to Second Closing
(a)

The obligations of Sellers to sell and of Purchaser to purchase the Second Transferred Interests shall be subject to the satisfaction or waiver, in accordance with the terms of this Agreement, of the following conditions precedent (the "Conditions Precedent to Second Closing"):

(i)	the First Closing shall have occurred in accordance with the terms of this Agreement;
(ii)

no judgment, injunction, order or other decision enforceable against Sellers or Purchaser by any Governmental Entity in Malaysia prohibiting the sale and purchase of the Second Transferred Interests having been issued, made or served on Sellers or Purchaser;

(iii)	the execution of the Deeds of Assignment by the respective parties thereto in relation to the Second Transferred Interests; and
(iv)	the execution of any Interim Period Novation Agreement.
(b)	Prior to the Second Closing Date, Sellers shall send each Interim Period Novation Agreement to each of the counterparties thereto.

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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Section 6 Closing
6.1	First Closing
(a)

Within ten (10) Business Days of the delivery of the First Closing Payment statement in accordance with Section 4.3(a), Purchaser and Sellers shall take the First Closing Actions specified in Section 6.2 ("First Closing").

(b)

First Closing shall take place at the offices of Sellers at Levels 26 - 31, Tower 2, PETRONAS Twin Towers, Kuala Lumpur City Centre, 50088, Kuala Lumpur, Malaysia at 10 a.m. Malaysia Standard Time within ten (10) Business Days of the delivery of the First Closing Payment statement in accordance with Section 4.3(a) or at any other time, place or date as Sellers and Purchaser may mutually agree. The date on which First Closing occurs shall be referred to as the "First Closing Date".

6.2	First Closing Actions
(a)

At or prior to First Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Purchaser of its obligations pursuant to Section 6.2(b), Sellers shall deliver (or cause to be delivered) to Purchaser, the following:

(i)

a certified true copy of a secretary’s certificate certifying a consent in lieu of a meeting of the boards of directors approving the terms of this Agreement and all agreements entered into in connection with this Agreement;

(ii)	a counterpart of each Deed of Assignment relating to the First Transferred Interests duly executed by the relevant Seller;
(iii)	a copy of the PETRONAS Approval;
(iv)	a counterpart of each JOA Novation Agreement duly executed by the relevant Seller and Carigali;
(v)	a counterpart of the GK UUOA Novation Agreement duly executed by the parties thereto other than Purchaser;
(vi)	a counterpart of the SNP UUOA Novation Agreement duly executed by the parties thereto other than Purchaser;
(vii)	a counterpart of the SK 309 and SK 311 GSA Novation Agreement duly executed by the parties thereto other than Purchaser;
(viii)	a counterpart of the Kikeh GSA Novation Agreement duly executed by the parties thereto other than Purchaser;
(ix)	a counterpart of the GK GSA Novation Agreement duly executed by the parties thereto other than Purchaser;
(x)	a counterpart of the SNP GSA Novation Agreement duly executed by the parties thereto other than Purchaser;

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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(xi)	a counterpart of the Kikeh Nominating and Lifting Agreement Amendment Agreement duly executed by the parties thereto other than Purchaser;
(xii)	a counterpart of the Kidurong Nominating and Lifting Agreement Amendment Agreement duly executed by the parties thereto other than Purchaser;
(xiii)	a counterpart of each Interim Period Novation Agreement duly executed by the parties thereto other than Purchaser;
(xiv)	a counterpart of the GK UUOA Voting Agreement duly executed by Murphy Sabah; and
(xv)	a counterpart of the SNP UUOA Voting Agreement duly executed by Murphy Sabah.
(b)

At or prior to First Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Sellers of their obligations pursuant to Section 6.2(a), Purchaser shall deliver (or cause to be delivered) to Sellers, the following:

(i)

a  letter from the general counsel or corporate secretary of Guarantor in Agreed Form certifying the approval by the shareholder of Guarantor of the terms of this Agreement and all agreements entered into in connection with this Agreement;

(ii)	evidence (satisfactory to Sellers in accordance with Section 4.6(d)) of payment by Purchaser of the Fist Closing Payment in accordance with Section 4.3(a);
(iii)	a counterpart of each Deed of Assignment relating to the First Transferred Interests duly executed by Purchaser;
(iv)	a counterpart of each JOA Novation Agreement duly executed by Purchaser;
(v)	a counterpart of the GK UUOA Novation Agreement duly executed by Purchaser;
(vi)	a counterpart of the SNP UUOA Novation Agreement duly executed by Purchaser;
(vii)	a counterpart of the SNP GSA Novation Agreement duly executed by Purchaser;
(viii)	a counterpart of the SK 309 and SK 311 GSA Novation Agreement duly executed by Purchaser;
(ix)	a counterpart of the Kikeh GSA Novation Agreement duly executed by Purchaser;
(x)	a counterpart of the GK GSA Novation Agreement duly executed by Purchaser;
(xi)	a counterpart of the Kikeh Nominating and Lifting Agreement Amendment Agreement duly executed by Purchaser;

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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(xii)	a counterpart of the Kidurong Nominating and Lifting Agreement Amendment Agreement duly executed by Purchaser;
(xiii)

a certified true copy of the resolutions of the board of directors and board of commissioners of each of Purchaser and Guarantor approving the terms of this Agreement and all the agreements entered into in connection with this Agreement;

(xiv)	a counterpart of each Interim Period Novation Agreement duly executed by Purchaser;
(xv)	a counterpart of the GK UUOA Voting Agreement duly executed by Purchaser; and
(xvi)	a counterpart of the SNP UUOA Voting Agreement duly executed by Purchaser.
(c)

If Sellers have failed to perform their obligations under Section 6.2(a), and/or Purchaser has failed to perform its obligations under Section 6.2(b), then (in addition to and without prejudice to all other rights or remedies available to each Party under or pursuant to this Agreement and the right to claim damages for breach of this Agreement) First Closing shall be deferred once for ten (10) Business Days. If upon the deferred date for First Closing a Party does not comply with any of its obligations under Section 6.2(a) or 6.2(b) (as the case may be), the non-defaulting Party (which shall be Sellers, in the case of a default by Purchaser, and Purchaser, in the case of a default by either Seller) may terminate this Agreement by notice to the defaulting Party or elect to proceed to First Closing to the extent practicable. Any termination of this Agreement or election to proceed to First Closing shall be without prejudice to any accrued rights and liabilities of the Parties and the rights of a Party to claim damages for breach of this Agreement.

(d)

Within five (5) Business Days of the First Closing Date, Sellers shall (i) notify PETRONAS and the respective counterparties to the JOA Novation Agreements, the GK UUOA Novation Agreement, the SNP UUOA Novation Agreement, the SK 309 and SK 311 GSA Novation Agreement, the SNP GSA Novation Agreement, the Kikeh GSA Novation Agreement, the GK GSA Novation Agreement, the Kikeh Nominating and Lifting Agreement Amendment Agreement, the Kidurong Nominating and Lifting Agreement Amendment Agreement and the Interim Period Novation Agreements of the occurrence of the First Closing Date and (ii) send a notice of assignment in relation to the First Transferred Interests accompanied by a certified true copy of each Deed of Assignment to Carigali.

6.3	Second Closing
(a)

Subject to the Conditions Precedent to Second Closing (other than the Condition Precedent set forth in Section 5.3(a)(iii)) having been satisfied or waived, Purchaser and Sellers shall take the Second Closing Actions specified in Section 6.4 (“Second Closing”).

(b)

Second Closing shall take place at the offices of Sellers at Levels 26 - 31, Tower 2, PETRONAS Twin Towers, Kuala Lumpur City Centre, 50088, Kuala Lumpur, Malaysia at 10 a.m. Malaysia Standard Time on the later of First Closing Date and

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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[*****] or at any other time, place or date as Sellers and Purchaser may mutually agree. The date on which Second Closing occurs shall be referred to as the “Second Closing Date”.
6.4	Second Closing Actions
(a)

At or prior to Second Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Purchaser of its obligations pursuant to Section 6.4(b), Sellers shall deliver (or cause to be delivered) to Purchaser, the following:

(i)	a counterpart of each Deed of Assignment relating to the Second Transferred Interests duly executed by the relevant Seller; and
(ii)	a counterpart of each Interim Period Novation Agreement duly executed by the parties thereto other than Purchaser.
(b)

At or prior to Second Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Sellers of their obligations pursuant to Section 6.4(a), Purchaser shall deliver (or cause to be delivered) to Sellers, the following:

(i)	evidence (satisfactory to Sellers in accordance with Section 4.6(d)) of payment by Purchaser of the aggregate amount set out in the Estimated Settlement Statement in accordance with Section 4.3;
(ii)	a counterpart of each Deed of Assignment relating to the Second Transferred Interests duly executed by Purchaser; and
(iii)	a counterpart of each Interim Period Novation Agreement duly executed by Purchaser.
(c)

If Sellers have failed to perform their obligations under Section 6.4(a), and/or Purchaser has failed to perform its obligations under Section 6.4(b) (as the case may be),  then (in addition to and without prejudice to all other rights or remedies available to each Party under or pursuant to this Agreement and the right to claim damages for breach of this Agreement) Second Closing shall be deferred once for ten (10) Business Days. If upon the deferred date for Second Closing a Party does not comply with any of its obligations under Section 6.4(a) or 6.4(b) (as the case may be), the non-defaulting Party (which shall be Sellers, in the case of a default by Purchaser, and Purchaser, in the case of a default by either Seller) may terminate this Agreement by notice to the defaulting Party or elect to proceed to Second Closing to the extent practicable. Any termination of this Agreement or election to proceed to Second Closing shall be without prejudice to any accrued rights and liabilities of the Parties and the rights of a Party to claim damages for breach of this Agreement.

(d)

Within five (5) Business Days of the Second Closing Date, Sellers shall (i) notify PETRONAS and the respective counterparties to the JOA Novation Agreements, the GK UUOA Novation Agreement, the SNP UUOA Novation Agreement, the SK 309 and SK 311 GSA Novation Agreement, the SNP GSA Novation Agreement, the Kikeh GSA Novation Agreement, the GK GSA Novation Agreement, the Kikeh Nominating and Lifting Agreement Amendment Agreement, the Kidurong Nominating and Lifting

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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Agreement Amendment Agreement and the Interim Period Novation Agreements of the occurrence of the Second Closing Date and (ii) send a notice of assignment in relation to the Second Transferred Interests accompanied by a certified true copy of each Deed of Assignment to Carigali.

6.5	Further Assignments
(a)

Purchaser and Sellers shall continue after the First Closing Date to use their reasonable endeavours to perform all such acts and obtain any consent of any third party required for the transfer to Purchaser of any of Sellers’ rights, obligations and liabilities relating to the First Transferred Interests which may not have been transferred upon First Closing.

(b)

Purchaser and Sellers shall continue after the Second Closing Date to use their reasonable endeavours to perform all such acts and obtain any consent of any third party required for the transfer to Purchaser of any of Sellers’ rights, obligations and liabilities relating to the Second Transferred Interests which may not have been transferred upon Second Closing.

(c)

If, and for so long as, any requisite third party consent is not obtained pursuant to Section 6.5(a) or Section 6.5(b), Sellers and Purchaser shall cooperate in any reasonable and mutually acceptable arrangement in order to treat Purchaser as if the relevant, rights, obligations and liabilities had been transferred to Purchaser. The foregoing shall include, in particular, that Sellers shall enforce all rights they may have under any relevant agreement for the benefit and account of Purchaser to the extent such rights are attributable to the First Transferred Interests or Second Transferred Interests, as applicable.

6.6	Combination of First Closing and Second Closing

If First Closing has not occurred prior to 1 January 2015, Sellers and Purchaser shall cooperate in any reasonable and mutually acceptable arrangement in order to facilitate the simultaneous occurrence of First Closing and Second Closing.

Section 7 Sellers’ Warranties
7.1	Scope
(a)

Each Seller hereby severally warrants to Purchaser that, except as fairly disclosed in the Disclosure Letter or otherwise disclosed pursuant to Section 10.2, the statements set forth in Section 7.3 through 7.8 are true and accurate. Each warranty shall, unless expressly provided otherwise, be given as of the Signing Date:

(i)

except for the warranties set out in Sections 7.3(a) through 7.3(d) (existence and authority of Sellers), 7.3(e) (legal proceedings), 7.3(f) (bankruptcy), 7.4(b) and (c) (Transferred Interests), 7.5(a) (compliance with laws), 7.5(d)(iii) (Material Agreements/Designated Agreements), 7.5(k)(i) (insurance policies), 7.6 (compliance), 7.7 (Environmental Matters) and 7.8(a) through 7.8(c) (taxes) which shall be given as of the Signing Date and the First Closing Date; and

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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(ii)

except for the warranties set out in Sections 7.3(a) through 7.3(d) (existence and authority of Sellers), 7.3(f) (bankruptcy) and 7.4(c) (ownership) (with respect to the Second Transferred Interests only) which shall be given as of the Signing Date and the Second Closing Date.

(b)

The warranties in Section 7.3 through 7.6 (inclusive) shall not apply with respect to Environmental Matters, as to which exclusively the warranties contained in Section 7.7 shall apply and Purchaser shall not be entitled to claim against Sellers in relation to Environmental Matters under any other warranty in this Section 7 or any other provision of this Agreement other than the provisions of [*****] and Section 7.7.

(c)

The scope and content of each warranty of Sellers contained in this Section 7 and in any other provision of this Agreement as well as Sellers’ liability arising thereunder shall be exclusively defined by, and subject to, the provisions of this Agreement (in particular this Section 7 and the limitations on Sellers’ liabilities and Purchaser’s rights and remedies set forth in Section 10 below), which shall be an integral part of the respective warranties of each Seller.

(d)

Sellers may make written disclosures to Purchaser of any event, matter or thing that occurs on or after the Signing Date to qualify the warranties to be repeated at the First Closing Date (other than in relation to Sections 7.3(a) through 7.3(d) (existence and authority of Sellers), 7.3(f) (bankruptcy), 7.4(b) and (c) (Transferred Interests), 7.5(k)(i)  (insurance policies), 7.6 (compliance) and 7.8(a) through 7.8(c) (taxes)) or the Second Closing Date (other than in relation to Sections 7.3(a) through 7.3(d) (existence and authority of Sellers), 7.3(f) (bankruptcy) and 7.4(c) (Transferred Interests)) by no later than the date that is two (2) Business Days prior to the First Closing Date or the Second Closing Date, as the case requires.

(e)	Each Seller gives the warranties in this Section 7 only in respect of the Transferred Interests it agrees to sell under this Agreement.
7.2	Definitions

"Sellers’ Knowledge" means the actual knowledge, as of the date on which a warranty is given, of:

[†††††]

7.3	Existence and Authorization
(a)	Each Seller is a company duly incorporated and validly existing under the laws of the Commonwealth of The Bahamas and has all corporate powers required to carry on its business as presently conducted.
(b)

This Agreement and all the agreements entered into in connection with this Agreement have been duly executed by each Seller and constitute legal, valid and binding obligations of each Seller, enforceable against such Seller in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

(c)

The execution and performance by each Seller of this Agreement and all the agreements entered into in connection with this Agreement are within its corporate powers, do not

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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violate its articles of association and have been duly authorized by all necessary corporate action on its part.
(d)

Subject to the satisfaction of the relevant Conditions Precedent, the execution and performance of this Agreement and all the agreements entered into in connection with this Agreement by Sellers, to Sellers’ Knowledge:

(i)

do not violate any applicable law or decision by any Governmental Entity applicable to the Transferred Interests and require no approval or consent by any Governmental Entity which Sellers have not obtained; and

(ii)

do not violate any agreement or instrument under which Sellers are bound in relation to the Transferred Interests or the Material Contracts, which will have a materially adverse effect on any of the Transferred Interests.

(e)

There is no lawsuit (including litigation, arbitration or contentious administrative proceedings) in respect of which proceedings have been issued, or investigation or proceeding in respect of which notice of its commencement has been given to or by Sellers or, to Sellers’ Knowledge in each case, threatened in writing by or against Sellers before or by any Governmental Entity or any third party which in any manner challenges or seeks to prevent, materially alter or materially delay the transactions contemplated by this Agreement.

(f)

No bankruptcy or insolvency proceedings have been issued with respect to Sellers and no Seller is required to file for bankruptcy or insolvency. Each Seller is solvent under the laws of the Commonwealth of The Bahamas and is able to pay its debts as they fall due.

7.4	Transferred Interests
(a)	Sellers have disclosed to Purchaser prior to the Signing Date, true and complete copies of the Material Contracts, including all amendments thereto, in effect on the Signing Date.
(b)	Sellers hold the Participating Interests in the PSCs as set forth in Exhibit 1.
(c)

Each Seller is: (i) the sole legal and beneficial owner of the Transferred Interests; (ii) owns its respective Participating Interests in the Material Contracts free of any Encumbrances and (iii) (subject to fulfilment of the Conditions Precedent to First Closing) entitled to transfer or procure the transfer of the First Transferred Interests on the terms of this Agreement and (subject to fulfilment of the Conditions Precedent to Second Closing) entitled to transfer or procure the transfer of the Second Transferred Interests on the terms of this Agreement.

(d)

To Sellers’ Knowledge, Sellers are not in breach or default in the fulfilment, observance or performance of any material conditions or material obligations in any of the Material Contracts, which would reasonably be expected to result in a liability in excess of US$[*****].

(e)	To Sellers’ Knowledge, Sellers have received no written notice of any material breach of the terms of any of the Material Contracts by any party to the Material Contracts.

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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(f)	To Sellers’ Knowledge, each Seller’s Participating Interests in the PSCs was acquired in accordance with applicable laws and the PSCs.
(g)	To Sellers’ Knowledge, each of the Material Contracts is validly existing and in full force and effect.
7.5	Petroleum Operations
(a)	Compliance with Laws
(i)	To Sellers’ Knowledge, Sellers have complied in all material respects with all applicable laws relating to their ownership of the Transferred Interests.
(ii)

To Sellers’ Knowledge, there is no order, decree or judgment of any Governmental Entity outstanding against Sellers and they have received no written notice from any Governmental Entity during the past three (3) years asserting that they are in breach of (A) any law with respect to the Petroleum Operations, (B) any applicable law or regulation (excluding Environmental Laws) or (C) the terms of any consent, approval or permit of any Governmental Entity, in each case which would reasonably be expected to result in a liability in excess of US$[*****].

(b)	Sole risk

No sole risk operations are currently being proposed or undertaken or have been conducted under the Joint Operating Agreements or the Unitisation Agreements.

(c)	Litigation

To Sellers’ Knowledge, each Seller is not a party to, and, to Sellers’ Knowledge, has not received written notice of, any law suit, arbitral or other legal proceedings in respect of which proceedings are pending (with service of process therein having been made on Sellers) involving an amount in excess of US$[*****] (exclusive of legal fees):

(i)	against it in its capacity as Operator under the Joint Operating Agreements; or
(ii)	against it in its capacity as a party under any Material Contract.
(d)	Material Agreements/Designated Agreements
(i)

As of the Signing Date, to Sellers’ Knowledge, Exhibit 9 contains a true and complete list of all Joint Account Contracts: (i) which are currently in full force and effect; and (ii) pursuant to which expenditure of over US$20,000,000 is expected to be incurred during the term of such contracts ("Material Agreements").

(ii)	To Sellers’ Knowledge, no notice of termination has been received by Sellers with respect to any Material Agreement.
(iii)	Other than the Material Contracts and the Material Agreements, there are no other documents, instruments or arrangements which create any of the following in relation to the Transferred Interests:

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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(A)	an area of mutual interest binding upon Sellers or the Transferred Interests;
(B)	a unitisation; or
(C)

except for the SK 309 and SK 311 GSA, the GK GSA, the SNP GSA, the Kikeh GSA and the PSCs, any Natural Gas offtake or sales agreement which bind Sellers in relation to the disposal of Natural Gas in respect of the Transferred Interests.

(iv)

As of the Signing Date, to Sellers’ Knowledge, Part 2 of Exhibit 9 contains a true and complete list of all Material Agreements pursuant to which expenditures of over US$100,000,000 are expected to be incurred during the term of each such contract (“Designated Agreements”).

(v)

To Sellers’ Knowledge, Sellers are not in breach or default in the fulfilment, observance or performance of any material conditions or material obligations in any of the Designated Agreements, which would reasonably be expected to result in a liability in excess of US$[*****].

(vi)	To Sellers’ Knowledge, Sellers have received no written notice of any material breach of the terms of any of the Designated Agreements by any party to the Designated Agreements.
(vii)	Sellers have disclosed to Purchaser prior to the Signing Date, true and complete copies of the Designated Agreements, including all amendments thereto, in effect on the Signing Date.
(e)	Relinquishment or Surrender

There are no outstanding obligations in relation to the mandatory relinquishment or surrender by Sellers of any portion of the Contract Areas under the PSCs which are required to have been performed.

(f)	Minimum Work Commitments and Minimum Financial Commitments

To Sellers’ Knowledge, all Minimum Work Commitments and Minimum Financial Commitments under the PSCs which are required to have been performed have been fulfilled (subject to any extensions granted).

(g)	Permits

Except as would not reasonably be expected to result in a liability in excess of US$[*****], to Sellers’ Knowledge, each Seller has all licences, permits, authorisations or approvals of any Governmental Entity that are necessary to the conduct and performance of the Operator’s activities in the manner in which operations are now being carried on in respect of the Transferred Interests.

(h)	Work Programmes and Budgets

Sellers have disclosed to Purchaser prior to the Signing Date, the Work Programmes and Budgets for each of the PSCs for the calendar years 2010 through 2014 (inclusive)

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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together with, to Sellers’ Knowledge, any material amendments thereto, and to Sellers’ Knowledge, those documents are true and accurate copies.

(i)	Management Committee and Operations Committee meetings

To Sellers’ Knowledge, Sellers have disclosed to Purchaser prior to the Signing Date, copies of minutes of all meetings held of any Management Committee and Operations Committee since 1 January 2010 and those documents are true and accurate copies.

(j)	Cash Calls, Cash Advances and AFEs

To Sellers’ Knowledge, Sellers have disclosed to Purchaser prior to the Signing Date, copies of all Cash Calls, Cash Advances and a list of all AFEs issued under the UUOAs and the JOAs, respectively, since 1 January 2010 and those documents are true and accurate copies.

(k)	Insurance
(i)

Accurate details of all current polices of insurance taken out by Sellers in their capacity as Operators for the benefit of all parties to the JOAs in respect of the Transferred Interests have been disclosed in writing to Purchaser prior to the Signing Date and all premiums due on such policies have been paid.

(ii)

To Sellers’ Knowledge, there are no claims outstanding under any such insurance policies and there are no circumstances which could reasonably be expected to void or cancel any material insurances taken out by the Operator for the benefit of all parties to the JOAs.

7.6	Compliance
(a)

Neither of Sellers nor any of their Affiliates, nor any of their respective directors, officers or employees, with respect to any activities undertaken in connection with the Transferred Interests, have paid, lent, given or gifted, have made an offer or promise to pay, loan, gift or give a payment of money or anything of value or have authorized any such offer, promise, payment, loan or gift, in any event directly or indirectly to or for the use or benefit of any Official, or any other person while knowing that all or a portion of such money or thing or value would be offered, given, paid, loaned or promised, directly or indirectly, to or for the use or benefit of any Official, for any of the following purposes: (i) influencing any act or decision of such Official, in his or its official capacity; (ii) inducing such Official to do or omit to do any act in violation of the lawful duty of such Official; (iii) inducing such official to use his or its influence with any Governmental Entity, Public International Organization or political party, to affect or influence any act or decision of such entity, organization or party; or (iv) securing any improper advantage; in all cases in order to assist Sellers in connection with their activities related to the Transferred Interests and in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, Malaysian Anti-Corruption Commission Act 2009 or any other applicable anti-bribery or anti-corruption law of Malaysia.

(b)

Each Seller has in place procedures designed to prevent it and any person (including any company, director, officer, employee, agent or other intermediary) who performs services for or on behalf of that company (in each case when performing such services or acting in such capacity) from violating the U.S. Foreign Corrupt Practices Act of

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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1977 or any applicable anti-bribery or anti-corruption law of the Federation of Malaysia.
7.7	Environmental Matters
(a)

To Sellers’ Knowledge, Sellers have not received written notice within the last three (3) years from any Governmental Entity of any infringements of Environmental Law applicable to Petroleum Operations (as in force on the Signing Date) which relate to the Transferred Interests which could reasonably be expected to involve potential liability in an amount in excess of US$[*****].

(b)

To Sellers’ Knowledge, Sellers have not received written notice within the last three (3) years of any lawsuit or formal administrative proceeding issued before or by any Governmental Entity and brought against any one of Sellers (as defendant and in their capacity as Operators under the JOAs) the subject matter of which is an infringement of Environmental Law applicable to the Petroleum Operations (as in force on the Signing Date) which relate to the Transferred Interests and which involve potential liability (whether as payment or as a work obligation) in an amount in excess of US$[*****].

(c)

Except for any matter that could not reasonably be expected to involve potential liability in excess of US$[*****], to Sellers’ Knowledge, each Seller has complied in all material respects with all applicable Environmental Laws in the conduct of Petroleum Operations, and there has been no contamination of groundwater, surface water or seabed in the Contract Area of the PSCs, which requires reporting or remediation, or is subject to fines and penalties, under applicable Environmental Laws.

(d)	In relation to the Block SK 309 PSC and the Block SK 311 PSC, all required Abandonment Cess payments have been made in accordance with such PSCs.
7.8	Taxes
(a)

All material Tax Returns that were required to have been filed by Sellers in respect of or in relation to the Transferred Interests have been duly and timely filed (taking into account any extensions of time in which to file).  All such Tax Returns were true, accurate, and complete in all material respects.  Sellers have timely paid or withheld and remitted all Taxes shown as due on such Tax Returns.

(b)	There are no Encumbrances for Taxes (other than for Taxes not yet due and payable or Taxes that are being contested in good faith by appropriate proceedings) upon any of the Transferred Interests.
(c)

Sellers have not executed or filed with any Governmental Entity any agreement extending, or having the effect of extending, the periods for assessment and collection of any Taxes relating to the Transferred Interests.

(d)	There is no action, suit, investigation, audit, claim or assessment pending or, to Sellers’ Knowledge, threatened with respect to Taxes relating to the Transferred Interests.
(e)	To Sellers’ Knowledge, there are no Taxes due or liabilities or obligations in relation to Taxes to comply with in respect of the Transferred Interests in any jurisdiction outside Malaysia.

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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7.9	No Other Warranties
(a)

The Parties agree that Sellers make no representations or warranties whatsoever (and whether express, statutory or implied), other than as expressly set out in this Agreement. In particular, Sellers make no representation or warranty whatsoever (and whether express, statutory or implied), as to:

(i)	any Hydrocarbon reserves attributable to the Transferred Interests (including quality, quantity, recoverability, deliverability and marketability);
(ii)	any geological formation or drilling prospect;
(iii)	any geological, seismic, geophysical, engineering or economic data, interpretations, forecasts or evaluations;
(iv)	any estimate or forecast of value, future revenue, expenditures, cost recovery entitlements attributable to the Transferred Interests or financial projections relating to the Transferred Interests;
(v)

the maintenance, repair, condition, quality, working order, design or marketability, suitability, fitness for purpose or future performance of any property, plant or equipment, contracts, pipelines, subsea equipment, wells, FPSO vessels, sub-surface or surface rights forming part of or relating to the PSCs, or to any work programs or Development Plans in respect thereof (including Joint Property and PSC Data);

(vi)	the contents, character or nature of any descriptive memorandum, reports, brochures, charts or statements prepared by any petroleum engineering consultant or any other third parties;
(vii)

any other materials or information that may have been made available or communicated to Purchaser or any Purchaser’s Representative in connection with the transactions contemplated by this Agreement or any discussion or presentation relating thereto;

(viii)

whether agreements expressed to be in a draft form made available to Purchaser or Purchaser’s Representatives will be entered into by the proposed parties, or if entered into, will contain any of the terms detailed in such agreements;

(ix)	any freedom from patent or trademark infringement; or
(x)

the ability of Purchaser to claim or recover any Recoverable Costs in respect of any Joint Account Costs incurred by it or by Sellers and the amount of any costs eligible for the calculation of cost recovery and profit Crude Oil and profit Natural Gas under the PSCs for expenditures made by Sellers in connection with the Transferred Interests and, for the avoidance of doubt, Sellers shall not be liable for a breach of warranty or other Claim under this Agreement for any loss resulting from the denial of cost recovery by PETRONAS under the PSCs for any expenditure made by Sellers.

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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(b)

No separate warranty is given in respect of the accuracy or completeness of any information in the Disclosure Letter, in any Exhibit, the Data Room or any other disclosure whatsoever (including any statements of opinion or belief) and nothing in the Disclosure Letter, the Exhibits, in the Data Room or otherwise disclosed shall imply any representation, warranty or undertaking not expressly given elsewhere in this Agreement or extend the scope of the warranties in this Section 7. Neither the fact that a matter has been disclosed in the Disclosure Letter, any Exhibit, in the Data Room or otherwise nor the form, nature or extent of any such disclosure shall constitute, imply or form the basis of any obligation to make a disclosure in respect of any matter arising in connection with this Agreement nor constitute, imply or form the basis of a minimum standard of disclosure (whether as to form, nature, extent or materiality) which must be satisfied in order for any disclosure to be fairly disclosed for the purposes of this Agreement.

(c)

Purchaser agrees to accept the First Transferred Interests in the condition they are in on the First Closing Date and the Second Transferred Interests in the condition they are in on the Second Closing Date, based upon its own inspection, examination and determination with respect thereto (including the due diligence investigation conducted by Purchaser and Purchaser’s Representatives), without reliance upon any express or implied representations (howsoever arising whether statutory or otherwise), warranties, covenants, undertakings, indemnities, collateral contracts, statements or information of any nature (whether written or oral) made or provided by Sellers or any Sellers’ Representative, other than those of Sellers expressly contained in this Agreement, and waives all rights and remedies (save in respect of fraud) which, but for this Section, might otherwise be available to it in respect of such matters. Purchaser will not and undertakes to procure that none of Purchaser’s Representatives will make any claim or bring any action against Sellers or any Sellers’ Representative in connection with this Agreement whatsoever based on any such representations, warranties, covenants, undertakings, indemnities, collateral contracts, statements or information, and shall indemnify Sellers and any Sellers’ Representative against, and Purchaser covenants to pay to Sellers on written demand, without any right of set-off, retention or withholding, an amount equal to, any loss incurred in connection with any such claim or action.

Section 8 Purchaser’s and Guarantor’s Warranties

Purchaser hereby warrants to Sellers that the statements set forth in Sections 8.1,  8.3 and 8.4 are true and accurate, in each case as of the Signing Date and as of each of the First Closing Date and the Second Closing Date, except if a warranty is expressly made only as of the Signing Date.

Guarantor hereby warrants to Sellers that the statements set forth in Section 8.2(a) are true and accurate, in each case as of the Signing Date and as of each of the First Closing Date and the Second Closing Date, except if a warranty is expressly made only as of the Signing Date.

8.1	Existence and Authorization of Purchaser
(a)	Purchaser is a company duly incorporated validly existing under the laws of the Republic of Indonesia and has all corporate powers required to carry on its business as presently conducted.
(b)	All of the issued and outstanding share capital of Purchaser is directly or indirectly owned by Guarantor.

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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(c)

The execution and performance by Purchaser of this Agreement and all the agreements entered into in connection with this Agreement are within Purchaser’s corporate powers, do not violate the articles of association or by-laws of Purchaser and have been duly authorized by all necessary corporate action on the part of Purchaser.

(d)

This Agreement and all the agreements entered into in connection with this Agreement have been duly executed by Purchaser and constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

(e)

Subject to the satisfaction of the Conditions Precedent, the execution and performance of this Agreement and all the agreements entered into in connection with this Agreement by Purchaser (i) do not violate any applicable law or decision by any Governmental Entity and require no approval or consent by any Governmental Entity which Purchaser has not obtained and (ii) do not violate any agreement or instrument binding on Purchaser.

(f)

As of the Signing Date, there is no lawsuit in respect of which proceedings have been issued, or investigation or proceeding in respect of which notice of its commencement has been given to Purchaser or, to Purchaser’s Knowledge in each case, threatened in writing against Purchaser before or by any Governmental Entity which in any manner challenges or seeks to prevent, alter or materially delay the transactions contemplated by this Agreement.

(g)	No bankruptcy or insolvency proceedings have been issued with respect to Purchaser, and Purchaser is not required to file for bankruptcy or insolvency.
8.2	Existence and Authorization of Guarantor
(a)

Guarantor is a company duly incorporated, validly existing and in good standing under the laws of the Republic of Indonesia and has all corporate powers required to carry on its business as presently conducted.

(b)

The execution and performance by Guarantor of this Agreement are within Guarantor’s corporate powers, do not violate the articles of association or by-laws of Guarantor and have been duly authorized by all necessary corporate action on the part of Guarantor.

(c)

This Agreement has been duly executed by Guarantor and constitutes legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

(d)

Subject to the satisfaction of the Conditions Precedent, the execution and performance of this Agreement by Guarantor (i) as of the Signing Date, do not violate any applicable law or decision by any Governmental Entity and require no approval or consent by any Governmental Entity which Guarantor has not obtained and (ii) as of the Signing Date and each of the First Closing Date and the Second Closing Date, do not violate any agreement or instrument binding on Guarantor.

(e)

As of the Signing Date, there is no lawsuit in respect of which proceedings have been issued, or investigation or proceeding in respect of which notice of its commencement

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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has been given to Guarantor or, to Guarantor’s Knowledge, threatened in writing against Guarantor, before or by any Governmental Entity, which in any manner challenges or seeks to prevent, alter or materially delay the transactions contemplated by this Agreement.

(f)	No bankruptcy or insolvency proceedings have been issued with respect to Guarantor, and Guarantor is not required to file for bankruptcy or insolvency.
8.3	Purchase for Own Investment; Financial and Other Capabilities
(a)

Purchaser is purchasing the Transferred Interests for investment for its own account and not with a view to any sale or other disposal thereof. Purchaser is not acting in the interest or for the account of any third party.

(b)

Purchaser has sufficient knowledge and experience in financial and business matters, the upstream industry and its regulation, so as to be capable of evaluating the merits and risks of its investment in the Transferred Interests.

(c)

Purchaser has, at the Signing Date, and as of each of the First Closing Date and the Second Closing Date will have (and will continue to have at all times during the period between the Signing Date and each of the First Closing Date and the Second Closing Date) sufficient immediately available funds and/or binding, irrevocable and unconditional financing commitments by third parties, which are subject to no other conditions than the Conditions Precedent to enable it to make all payments required to be made by it under this Agreement.

(d)

Purchaser has, and as of each of the First Closing Date and the Second Closing Date will have, the necessary technical and financial capability, personnel and resources to fulfil its obligations under this Agreement and as a party to the Material Contracts.

8.4	Compliance

Neither Purchaser nor any of their Affiliates, nor any of their respective directors, officers or employees or Guarantor’s officers, directors or employees with respect to any activities undertaken in connection with the Transferred Interests, have paid, lent, given or gifted, have made an offer or promise to pay, loan, gift or give a payment of money or anything of value or have authorized any such offer, promise, payment, loan or gift, in any event directly or indirectly to or for the use or benefit of any Official, or any other person while knowing that all or a portion of such money or thing or value would be offered, given, paid, loaned or promised, directly or indirectly, to or for the use or benefit of any Official, for any of the following purposes: (i) influencing any act or decision of such Official, in his or its official capacity; (ii) inducing such Official to do or omit to do any act in violation of the lawful duty of such Official; (iii) inducing such official to use his or its influence with any Governmental Entity, Public International Organization or political party, to affect or influence any act or decision of such entity, organization or party; or (iv) securing any improper advantage; in order to assist Purchaser in connection with its activities related to the Transferred Interests (in particular the purchase thereof) or otherwise in Malaysia in all cases in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, Malaysian Anti-Corruption Commission Act 2009 or any other applicable anti-bribery or anti-corruption law of Malaysia.

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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Section 9 Covenants
9.1	Interim Period

Except to the extent required to comply with applicable laws and the Material Contracts, the Material Agreements and any contract entered by Sellers for the purposes of the Joint Account (including any confidentiality obligations binding on Sellers and/or any of their respective Affiliates, provided that Sellers shall use their reasonable endeavours to obtain the waiver of such confidentiality obligations) or any request of PETRONAS or any other Governmental Entity with which Sellers reasonably believe they are required to comply or otherwise as may be approved by Purchaser (such approval not to be unreasonably withheld, delayed or conditioned and shall be considered granted within five (5) Business Days (unless a shorter time period is reasonably required) where Purchaser fails to respond to a request for consent from Sellers within that period), each Seller covenants with Purchaser that it will, during the period commencing on the Signing Date and ending on First Closing (except for the covenant in Section 9.1(a) which shall continue in force until Second Closing in respect of the Second Transferred Interests):

(a)	not sell, charge, transfer, assign or create any Encumbrances over, the Transferred Interests or agree to do the same;
(b)	continue to carry on its activities in relation to the Transferred Interests, in all material respects in the ordinary course of business;
(c)

provide Purchaser with details of any matter relating to or affecting the Material Contracts on which Sellers are entitled to vote and, prior to exercising its vote in respect of such matter, consult with Purchaser, provided that such consultation obligation shall not oblige Sellers to act or exercise their voting rights in accordance with the instructions of Purchaser and Sellers shall retain full and sole discretion in respect of the manner in which they exercise their votes pursuant to the Material Contracts;

(d)	promptly pay all Cash Calls and Cash Advances which are due and payable in respect of the Material Contracts, where such expenses would be paid by a reasonably prudent party;
(e)	not agree to any material amendments of the Material Contracts;
(f)

provide Purchaser on a regular basis (at least monthly) with copies of all joint venture statements, Cash Calls, Cash Advances, AFEs, Work Programmes and Budgets and other material information issued to Carigali under the JOAs or which it receives from the Operator under the GK UUOA;

(g)	promptly provide Purchaser with copies of:
(i)	any amendment to a Material Contract or a Designated Agreement;
(ii)	minutes of any meeting of any Operations Committee or Management Committee; and
(iii)

any draft Work Programme and Budget submitted to Carigali in accordance with the JOAs in respect of calendar year 2015 and any Work Programme and

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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Budget approved by PETRONAS pursuant to the PSCs in respect of calendar year 2015.
(h)	not approve any amendments to a Development Plan which would result in incurring financial commitments exceeding twenty percent (20%) or more of the amount then budgeted for such Development Plan;
(i)	not approve the voluntary relinquishment or surrender of any part of a Contract Area;
(j)	not enter into a unitisation agreement in respect of the Contract Areas;
(k)

consult with Purchaser before filing, and take into account Purchaser’s reasonable comments regarding, any income tax return in relation to the Transferred Interests which relates to the period on and after the Effective Date; and

(l)	notify Purchaser, in writing within five (5) Business Days of becoming aware of the occurrence of:
(i)	any material default or termination with respect to a Material Contract; and
(ii)	any material claim or suit which is notified to Carigali in accordance with the terms of Article 4.8 of the JOAs.
9.2	Exceptions

The provisions of Section 9.1 shall not apply in respect of:

(a)

any act, omission or other matter which is required to be undertaken by Sellers to comply with any Work Programme and Budget approved under and in accordance with the Material Contracts or to respond to any emergency in which case Sellers shall be entitled to take all actions as are permitted to be taken by the Operator or a party, as applicable, under the terms of the Material Contracts in respect of such emergency and Sellers shall notify Purchaser of such actions when it notifies the relevant Management Committee under the respective JOA or promptly upon it receiving notice from the Operator;

(b)	the entry into of any agreements for the sale of Hydrocarbons, including the entry into of gas sales agreements for the sale of Natural Gas from the Unit Reservoirs;
(c)	[*****];
(d)	[*****];
(e)	[*****]; and
(f)	the entry into of any contracts pursuant to a Work Programme and Budget.
9.3	Records

Within sixty (60) days after the First Closing Date, Sellers will make available for collection by Purchaser, at Purchaser’s cost and expense, copies of the PSC Data, to the extent not already in the possession of Purchaser, relating to the Transferred Interests as agreed by the Parties. Purchaser must advise Sellers before Closing, which PSC Data it wants to be copied. Purchaser

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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acknowledges that Sellers shall not be required to make available any PSC Data that they are required to maintain as Operator in order to comply with the terms of the Joint Operating Agreements or the PSCs and that Purchaser shall retain the PSC Data in accordance with the requirements of the PSCs, applicable law and the directions of PETRONAS.

9.4	[*****]
Section 10 Consequences of a Breach
10.1	Liability of Sellers and Purchaser for a Breach
(a)

Sellers shall have no liability to Purchaser in respect of a claim for a breach of any warranty, covenant or agreement if and to the extent that a limitation set out in this Section 10 or elsewhere in this Agreement applies and provided at all times and in each case that Sellers shall not be obliged to make any payment in respect of such breach if that breach is capable of remedy and Sellers have remedied the relevant breach within forty-five (45) days after Sellers have been notified of such breach pursuant to Section 10.5. Any compensation payments made by Sellers pursuant to this Agreement shall be deemed to be adjustments of the Purchase Price.

(b)

Each Party shall only be liable in respect of any claim for a breach of any warranty, covenant or agreement of such Party contained in this Agreement if and to the extent that such claim is admitted by such Party or finally (being not subject to appeal) and bindingly determined by an arbitral tribunal constituted pursuant to Section 14.9(c).

(c)

No Party shall be liable under this Agreement for any Loss to the extent that such Loss is attributable to an act or omission of another Party or its Affiliates or, in respect to Loss arising from breach of warranty, to a failure by another Party to take reasonable steps and actions to mitigate the Loss.

10.2	Disclosed or Known Matters
(a)

Save in respect of any liability or indemnity relating to Taxation in Exhibit 14, or any Claim in relation thereto, Sellers shall not be liable for a breach of a warranty or other Claim under this Agreement if the fact, matter, event or circumstance giving rise to such breach of warranty or other Claim:

(i)

has been fairly disclosed to Purchaser or any of Purchaser’s Representatives prior to the Signing Date in connection with the preparation, evaluation and/or negotiation of the transactions contemplated in this Agreement including, without limitation, in the Teaser, the Confidential Information Memorandum, any management presentation (including the management presentation held in Kuala Lumpur, Malaysia on 7 April 2014), any answers given by Sellers or any Sellers’ Representative to questions submitted by Purchaser or Purchaser’s Representatives or expert session or any other written response by Sellers or any of Sellers’ Representatives to questions by Purchaser or any of Purchaser’s Representatives as detailed in the Q&A Log;

(ii)

has been fairly disclosed in the data, documents or other information made available by Sellers or any Sellers’ Representative to Purchaser or any of

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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Purchaser’s Representatives in the physical data room at Sellers’ offices (the "Data Room");
(iii)	is fairly disclosed in or pursuant to the Disclosure Letter or any Exhibit attached hereto;
(iv)	is fairly disclosed pursuant to any written disclosure pursuant to Section 7.1(d); or
(v)	has been known to Purchaser or any Purchaser’s Representative on or prior to the Signing Date.
(b)	Sellers shall not be liable for a breach of warranty or other Claim under this Agreement if and to the extent that:
(i)

the Claim arises or is increased as a result of the passing of, or any change in, the interpretation of, any law or regulation, or in the administrative practice, of any Governmental Entity or regulatory body enacted after or coming into effect after the Effective Date;

(ii)

the Loss attributable to such Claim has been recovered by Purchaser under any other term of this Agreement or any other document referred to herein or to the extent that the subject of the Claim has been or is made good or is otherwise compensated for without cost to Purchaser and accordingly Purchaser may only recover once in respect of the same Loss;

(iii)	the matter is provided or reserved for in the Final Settlement Statement;
(iv)	it arises pursuant to any obligation of Sellers under the Material Contracts, the Designated Agreements or the Material Agreements;
(v)	it arises or is increased as a result of any voluntary act or omission of Purchaser or Purchaser’s Group; or
(vi)	it is done or omitted to be done in accordance with this Agreement.
(c)

All matters, facts and circumstances disclosed to Purchaser in accordance with Section 10.2(a) or any of Purchaser’s Representatives apply to each of the warranties given by Sellers and Purchaser agrees that it shall not, and shall procure that Purchaser’s Representatives shall not, be entitled to claim that any fact, matter or circumstance has not been disclosed to it by reason of any fact, matter or circumstance disclosed not being specifically related to any particular warranty. Accordingly, the warranties given by Sellers are made and given subject to all matters, facts and circumstances disclosed to Purchaser or any of Purchaser’s Representatives and all matters, facts and circumstances disclosed shall apply to all of the warranties given by Sellers and shall not be limited in any way to any specific warranty.

(d)

Save in respect of any indemnity relating to Taxation in Exhibit 14, in calculating the liability of Sellers under this Agreement (i) there shall be taken into account the extent to which Purchaser’s rights to Crude Oil or Natural Gas will be increased as a result of the matter giving rise to such liability qualifying for cost recovery under the PSCs; and (ii) Taxation will be increased as a result of the increase referred to in paragraph (i) of

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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this Section 10.2(d).   The effect of the events in paragraphs (i) and (ii) of this provision shall be determined by reference to the economic value of such effects having regard to their likely timing, the time value of money and the probability of their occurrence.

(e)

If Purchaser or any member of Purchaser’s Group has a right of recovery (whether by insurance, payment, discount, credit, relief or otherwise) against a person, including an insurer, in respect (in whole or in part) of a matter which has given rise to, or could give rise to, a Claim (a "right of recovery"), Purchaser must:

(i)	notify Sellers of the right of recovery as soon as practicable following it coming to the notice of Purchaser or any member of Purchaser’s Group;
(ii)	exercise and enforce each right of recovery in full.
(f)	Sellers will not be liable in respect of a Claim to the extent that Purchaser or any member of Purchaser’s Group:
(i)	has recovered from a third party, including an insurer, an amount which relates to the matter that gave rise to the Claim (in whole or in part); or
(ii)	has a right of recovery under a policy of insurance in respect of the matter that gave rise to the Claim (in whole or in part).
(g)

If Sellers pay an amount to Purchaser in respect of a Claim and Purchaser or any member of Purchaser’s Group subsequently recovers from a third party (including an insurer) an amount which relates (in whole or in part) to the matter that gave rise to the Claim, Purchaser must notify Sellers of that fact and the amount recovered and:

(i)

if the amount paid by Sellers to Purchaser is less than the amount recovered from the third party, Purchaser must pay Sellers an amount equal to the amount that Sellers paid to Purchaser (less any reasonable out of pocket expenses incurred by Purchaser or any member of Purchaser’s Group in recovering the amount and any Tax attributable to or suffered in respect of the amount recovered); and

(ii)

if the amount paid by Sellers to Purchaser is more than the amount recovered from the third party, Purchaser must pay Sellers an amount equal to the amount recovered from the third party (less any reasonable out of pocket expenses incurred by Purchaser or any member of Purchaser’s Group in recovering the amount and any Tax attributable to or suffered in respect of the amount recovered).

10.3	Thresholds and Aggregate Amounts of Sellers’ Liability
(a)

Sellers shall only be liable for any Losses arising out of a Claim if and to the extent the Loss with respect to an individual Claim exceeds an amount of US$[*****] (exclusive of legal fees), and then only if and to the extent that all recoverable Losses for any Claims (excluding any Claims below US$[*****] (exclusive of legal fees)) exceed an aggregate amount of [*****] (the “Basket”) (in which case Sellers shall be liable for the whole amount of all Claims and not only for the excess amount above the Basket).

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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(b)

Sellers’ aggregate liability arising out of or in connection with this Agreement, including for all Claims other than  Claims (i) for indemnification pursuant to Exhibit 14 or (ii) in connection with a breach of warranty contained in Section 7.4(b) or 7.4(c), shall be limited to an aggregate amount equal to [*****].

(c)

Sellers’ aggregate liability arising out of or in connection with any claim for indemnification pursuant to Exhibit 14 or a breach of warranty contained in Section 7.4(b) or 7.4(c) shall be limited to an aggregate amount equal to [*****].

(d)

Purchaser shall not be entitled to a claim under any provision of this Agreement if and to the extent compensation has been obtained under either this Section 10 or any other provision of this Agreement or otherwise.

(e)

With respect to any claim for indemnification pursuant to Exhibit 14, the limitations contained in Section 10.3(a) shall not apply.  With respect to any claim for indemnification pursuant to [*****], the limitations contained in Section 10.3(a) shall apply, provided that the Basket shall not apply.

10.4	Limitation Periods
(a)

All Claims of Purchaser under or in connection with this Agreement shall be time-barred upon expiration of the following periods and Sellers shall have no further liability in respect of any Claim of Purchaser unless written notice of such Claim in accordance with Section 10.5(a) shall have been given to Sellers by Purchaser:

(i)

in the case of a Claim under the warranties in Sections 7.3 to 7.9 (other than the warranty in Section 7.4(b) or 7.4(c)) by not later than 5:00 p.m. Malaysia Standard Time on the date which is [*****] after the First Closing Date;

(ii)	in the case of a Claim under the warranties in Sections 7.4(b) or 7.4(c) by not later than 5:00 p.m. Malaysia Standard Time on the date which is [*****] after the First Closing Date;
(iii)	in the case of Sellers’ indemnity contained in [*****], by not later than 5:00 p.m. Malaysia Standard Time on the date which is [*****] after the First Closing Date;
(iv)	in the case of a Claim under the warranties in Section 7.8 or Sellers’ indemnities contained in Section 13 and Exhibit 14, [*****] after expiry of the applicable statute of limitations; and
(v)

in the case of any other Claim under or in connection with this Agreement not referred to in Section 10.4(a)(i) through (iv), by not later than 5:00 p.m. Malaysia Standard Time on the date which is [*****] after the First Closing Date.

(b)	Sellers’ rights pursuant to Section 3.1 shall be subject to and shall continue for the maximum limitation period permissible under applicable law.
(c)

Any limitation period arising pursuant to this Agreement shall be suspended only if and as long as a statement of claim is timely filed with SIAC in accordance with Section 14.9 within the applicable limitation period specified in Section 10.4(a)

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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whether the Claim is quantifiable or not, actual or contingent and such Claim is progressed in accordance with Section 10.5(a).
(d)

Without prejudice to the other provisions of this Section 10, Sellers shall have no liability to Purchaser in respect of any contingent liability, and Purchaser shall not be entitled to make a Claim under this Agreement in respect of any contingent liability, until such time as it becomes an actual liability and is due and payable.

10.5	Compensation Procedures
(a)

In the event of any breach of a warranty, covenant or agreement of Sellers contained in this Agreement, Purchaser shall promptly (and in any event within ten (10) Business Days) notify Sellers of such breach in writing, describe its Claim in detail and provide all appropriate information to Sellers in order to enable Sellers to review and assess whether a breach has occurred and, to the extent then feasible, set forth the estimated amount of such Claim (including, to the extent possible, its calculation of the Loss thereby alleged to have been suffered by it). Sellers shall have the right to remedy the breach within forty-five (45) days following such notice, and Purchaser shall reasonably cooperate with and assist Sellers in such remedy. The liability of Sellers in respect of any Claim of Purchaser shall terminate if (i) within six months of the service to Sellers of Purchaser’s first written notice a statement of claim is not filed with SIAC in accordance with Section 14.9, or (ii) once commenced, such an action is not progressed by Purchaser as quickly as reasonably practicable.

(b)

In the event that any action, claim, demand or proceeding with respect to which Sellers may be liable under this Agreement is asserted or announced by any third party (including any Governmental Entity) against Purchaser or any Purchaser Affiliate (a "Third Party Claim"), Purchaser agrees, and shall cause all Purchaser Affiliates, (i) as soon as practicable (and in any event within ten (10) Business Days) to notify Sellers by written notice of such Third Party Claim, (ii) to permit Sellers and Sellers’ Representatives to participate in all meetings, discussions and correspondence with the third party, (iii) to promptly provide Sellers with copies of any correspondence received from or sent to any third party in connection with the Third Party Claim, (including any questions or information requests by any competent court or authority), (iv) to provide Sellers access, upon reasonable advance notice and during normal business hours, to all relevant books and records, other information, premises and personnel and (v) not to provide the third party with information, nor to acknowledge or settle the Third Party Claim, nor to agree to any allegations or findings of the relevant third party or otherwise to concede any fact or circumstance without Sellers’ prior written consent.

(c)

In addition, subject to Purchaser or the relevant Purchaser Affiliate being indemnified by Sellers against any reasonable costs, losses and expenses (i) incurred by Purchaser or the relevant Purchaser Affiliate prior to the Sellers assuming conduct of any claim pursuant to this Section 10.5(c) and (ii) which are subsequently incurred by Purchaser or the relevant Purchaser Affiliate as a result of any act or omission of Sellers in relation to the liability or alleged liability to the third party asserting such claim,  Sellers shall have the right, at any time during the proceedings, to assume the control of the defence of the Third Party Claim. In such case, Sellers may defend the claim by all appropriate actions and shall have the sole power to direct and control such defence. In particular, (i) Sellers may appoint and instruct counsel (who shall be empowered by Purchaser or the relevant Purchaser Affiliate by such documents as reasonably requested by Sellers) and (ii) Purchaser agrees, and shall cause each Purchaser Affiliate, to litigate or settle

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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the Third Party Claim in accordance with Sellers’ instructions and to comply with any other directions of Sellers in relation to the defence of the Third Party Claim. Purchaser shall fully cooperate, and cause each Purchaser Affiliate to fully cooperate, in all other respects, with Sellers in the defence of any Third Party Claim.

(d)

To the extent that Sellers are finally and bindingly determined by an arbitral tribunal constituted pursuant to Section 14.9(c) to be in breach of a warranty, covenant or agreement, all costs and expenses incurred by Sellers in defending the Third Party Claim shall be borne by Sellers. If Sellers are not finally and bindingly determined by an arbitral tribunal constituted pursuant to Section 14.9(c) to be in breach, any costs and expenses reasonably incurred by Sellers in connection with the defence shall be borne by Purchaser (including advisors’ fees and internal costs of its staff). For the avoidance of doubt, if Sellers are not in breach, Purchaser shall be liable for its own costs and expenses and Sellers shall have no liability in respect thereof.

(e)	Purchaser’s failure to comply with any of its obligations under this Section 10.5 shall release Sellers from their respective compensation obligation hereunder.
(f)

No action by Sellers or Sellers’ Representatives in connection with the defence of any Third Party Claim shall be construed as an acknowledgement (whether express or implied) of Purchaser’s claim under this Agreement or of any underlying facts related to such claim.

(g)

Sellers and Purchaser shall ensure that any information exchanged under or in connection with this Section 10.5 shall only be used by the respective other Party for the purpose of this Agreement and is kept confidential with respect to all other purposes.

(h)	To the extent that any information exchanged under or in connection with this Section 10.5 is privileged:
(i)	no privilege shall be waived by reason of or as a result of its being exchanged under or in connection with this Section 10.5; and
(ii)

if a third party requests disclosure by the recipient of that information, the recipient shall or, if the recipient is an Affiliate of a Party, the relevant Party shall procure that the recipient shall, promptly notify the provider of the information and, to the extent it can do so, itself assert privilege in opposition to that disclosure request.

10.6	No Additional Rights or Remedies
(a)

Purchaser agrees that its sole rights and remedies with respect to a breach of any warranty, covenant or any other provision of this Agreement shall be damages, and that such damages shall be subject to any and all limitations set out in this Agreement and that Purchaser expressly waives any and all other rights and remedies in respect of any breach of any warranty, covenant or other provision of this Agreement save for those specifically provided for in this Agreement. For the avoidance of doubt, the Parties agree that any and all warranties given pursuant to this Agreement are given solely as a warranty and are not given as representations nor do they constitute an indemnity or covenant to pay in respect of any loss arising as a result of a breach of any warranty, as such, damages in respect of any breach of a warranty shall be assessed in a manner

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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consistent with this position and not on an indemnity basis, and in any event and at all times subject to the limitations set out in this Agreement.
(b)

In addition to Section 7.9(c), Purchaser agrees that any and all rights and remedies of any legal nature (contractual, quasi-contractual, statutory) which Purchaser may otherwise have against Sellers in connection with this Agreement or the transactions contemplated hereby shall be excluded. In particular, without limiting the generality of the foregoing, Purchaser hereby waives any claims under statutory representations and warranties or tort.

(c)

No Party shall have any right to rescind, cancel or otherwise terminate this Agreement or exercise any right or remedy which would have a similar effect, except for the termination rights set forth in Section 12.

Section 11 Guarantee
(a)	Guarantor unconditionally and irrevocably:
(i)	guarantees to Sellers the payment when due of all amounts payable by Purchaser under or pursuant to this Agreement;
(ii)	undertakes to ensure that Purchaser will perform when due all its obligations under or pursuant to this Agreement; and
(iii)

agrees that if and each time that Purchaser fails to make any payment when it is due under or pursuant to this Agreement, Guarantor must on written demand (without requiring Sellers first to take steps against Purchaser or any other person) pay that amount to Sellers as if it were the principal obligor in respect of that amount together with Agreed Interest on such amount,

(the "Guaranteed Obligations"). Guarantor’s obligation to pay Sellers under the foregoing sentence shall commence when the obligation of Purchaser to perform the relevant obligation falls due to be performed and shall end when the relevant obligation has been finally discharged in full and Purchaser no longer has any liability in respect thereof.

(b)

Guarantor shall be a primary obligor and deemed a primary debtor in respect of the Guaranteed Obligations and not a surety and agrees as an independent and primary obligation to indemnify Sellers in respect of, and covenants to pay to Sellers on written demand, without any right of set-off, retention or withholding, an amount equal to, all Costs and Liabilities incurred by Sellers or any of their Affiliates as a result of (i) the failure of Purchaser to pay, perform or discharge the Guaranteed Obligations and (ii) the unenforceability, invalidity or illegality of any of the Guaranteed Obligations.

(c)

Subject to Section 11(f), Guarantor’s obligations under this Agreement shall not be affected by any matter or thing which but for this provision might operate to affect or prejudice those obligations, including without limitation:

(i)	any time or indulgence granted to, or composition with, Purchaser or any other person;

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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(ii)	the taking, variation, renewal or release of, or neglect to perfect or enforce this Agreement or any right, guarantee, remedy or security from or against Purchaser or any other person;
(iii)	any variation or change to the terms of this Agreement; or
(iv)	any unenforceability or invalidity of any obligation of Purchaser, so that this Agreement shall be construed as if there were no such unenforceability or invalidity.
(d)

Until all amounts which may be or become payable under this Agreement have been irrevocably paid in full, Guarantor shall not, as a result of this Agreement or any payment or performance under this Agreement, be subrogated to any right or security of Sellers (and/or any other member of Sellers’ Group) or claim or prove in competition with Sellers (and/or any member of Sellers’ Group) against Purchaser or any other person or claim any right of contribution, set-off or indemnity.

(e)	Guarantor shall reimburse Sellers for all Costs (including any Tax) incurred by them in connection with the enforcement of the Guaranteed Obligations under this Agreement.
(f)

Notwithstanding any other provision of this Section 11, Guarantor shall have the benefit of all defences, courses of action, remedies and rights as well as any limitations on liability and limitations on remedies which inure to, or may be brought by Purchaser.

Section 12 Termination
12.1	Termination Rights
(a)

This Agreement may only be terminated prior to First Closing and, in such circumstances, by written notice to the respective Parties given within five (5) Business Days after the termination right has arisen, as follows:

(i)

by either Sellers or Purchaser if any Governmental Entity pursuant to Section 5.1(a)(xiii) has prohibited one or both of the First Closing or the Second Closing and such decision has become final and non-appealable;

(ii)	by Sellers (acting jointly) if First Closing has not occurred by the Longstop Date;
(iii)	by Purchaser if First Closing has not occurred by the Longstop Date unless Purchaser is in breach of this Agreement;
(iv)	by Sellers (acting jointly) if First Closing does not occur because of the failure of Purchaser to perform any of its obligations under this Agreement;
(v)

by Sellers (acting jointly) if Purchaser fails to take, on the deferred First Closing Date pursuant to Section 6.2(c), any action required to be taken by it pursuant to Section 6.2(c) without any further reminder or prior notice being required;

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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(vi)	by Purchaser if Sellers fail, on the deferred First Closing Date pursuant to Section 6.2(c), to take any action required to be taken by them pursuant to Section 6.2(c);
(vii)	by either Party, if Sellers accept the validity of a Counter-Notice and notify Purchaser pursuant to Section 5.1(e);
(viii)	by either Party, if Carigali validly exercises its pre-emptive rights listed in Section 5.1(a)(ii) and acquires the Transferred Interests pursuant to such pre-emptive rights;
(ix)	by Purchaser, if a MAE Notice is delivered to Sellers by Purchaser pursuant to Section 12.2(a) and:
(A)	Sellers do not notify Purchaser that they disagree that a Material Adverse Effect has occurred within the time period specified in Section 12.2(b); or
(B)	the Independent Expert determines, in accordance with Sections 12.2(c) to (g), that a Material Adverse Effect has occurred; or
(x)	by either Party, if the Condition Precedent to First Closing set forth in Section 5.1(a)(iii) has not been satisfied by [*****].
(b)

This Agreement may only be terminated with respect to the Second Transferred Interests prior to Second Closing and, in such circumstances, by written notice to the respective Parties given within five (5) Business Days after the termination right has arisen, as follows:

(i)	by either Sellers or Purchaser if any Governmental Entity pursuant to Section 5.3(a)(ii) has prohibited the Second Closing and such decision has become final and non-appealable;
(ii)	by Sellers (acting jointly) if Second Closing has not occurred by the Longstop Date;
(iii)	by Purchaser if Second Closing has not occurred by the Longstop Date unless Purchaser is in breach of this Agreement;
(iv)	by Sellers (acting jointly) if Second Closing does not occur because of the failure of Purchaser to perform any of its obligations under this Agreement;
(v)

by Sellers (acting jointly) if Purchaser fails to take, on the deferred Second Closing Date, any action required to be taken by it pursuant to Section 6.4(c) without any further reminder or prior notice being required; or

(vi)	by Purchaser if Sellers fail, on the deferred Second Closing Date, to take any action required to be taken by them pursuant to Section 6.4(c).

Other than as set out above, or as provided in relation to Second Closing under Section 12.1(b), Purchaser shall have no right (including any right under common law or any right in respect of a Claim, other than in the case of fraud) to delay or defer First Closing or Second Closing, either

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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before or after First Closing or Second Closing, to rescind or terminate or fail to perform this Agreement and shall not be entitled to treat Sellers as having repudiated this Agreement.

12.2	Termination by Purchaser for a Material Adverse Effect
(a)

If before First Closing Purchaser considers that a Material Adverse Effect has occurred, Purchaser shall be entitled to notify Sellers of the same (such notice a "MAE Notice") including reasonable details as to why Purchaser considers that such Material Adverse Effect has occurred.

(b)

If, within twenty (20) Business Days after a MAE Notice has been delivered by Purchaser, Sellers notify Purchaser that they disagree that a Material Adverse Effect has occurred or is subsisting, the issue of whether a Material Adverse Effect has occurred shall be referred by the Parties to an independent expert (the "Independent Expert") for determination.  The Independent Expert shall be appointed and shall carry out an expert determination in accordance with Sections 12.2(c) to 12.2(g) (inclusive).

(c)

The Independent Expert shall be a solicitor or barrister who (as the case may be) has been admitted as a solicitor of the Senior Courts of England and Wales, or called to the Bar of England and Wales for at least fifteen (15) years, the identity of whom shall be agreed between the Parties or, failing such agreement within ten (10) Business Days of the initial notification by one Party to the other of its intention to make a reference to the Independent Expert pursuant to this Section 12.2, shall be a solicitor or barrister satisfying the requirements set out above who is appointed by the President for the time being of The Law Society of England and Wales (the "Appointing Authority") on the written application of either Party.  The Independent Expert shall endeavour to make his determination (the "Determination") as to whether or not a Material Adverse Effect has occurred within twenty (20) Business Days but no later than thirty (30) Business Days from the date of his appointment, provided that failure to do so shall not invalidate the Determination.  The Independent Expert shall act as an expert and not as an arbitrator and the Arbitration Act 1996 shall not apply. The Determination shall:

(i)	be in writing;
(ii)	state the reasons upon which it is based; and
(iii)	in the absence of fraud or manifest error, be final and binding on the Parties for all purposes of this Agreement.
(d)	Insofar as the Independent Expert considers necessary for the purposes of determining whether or not a Material Adverse Effect has occurred, the Independent Expert shall be entitled to:
(i)	take into consideration and interpret any provision of this Agreement;
(ii)	in the absence of agreement between the Parties, determine the procedure to be followed by the Independent Expert, insofar as such procedure is not set out herein; and
(iii)	request comments, data, information, documents and/or submissions to enable him to make his Determination, and the Parties shall comply promptly with such requests.

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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All comments, data, information, documents and submissions provided to the Independent Expert in writing by a Party shall be copied simultaneously to the other Party.

(e)

The Independent Expert may instruct valuers and/or other professional advisers to the extent that he considers it necessary to do so in order to make the Determination.  Each Party shall bear the costs and expenses of all advisers, witnesses and employees retained by it for the purposes of the Determination.  The fees and expenses of the Independent Expert (including the reasonable fees and expenses of any valuers and/or other professional advisers duly instructed by him) and any fees payable to the Appointing Authority shall be borne between Sellers on the one hand and Purchaser on the other hand in equal shares unless the Independent Expert otherwise determines.

(f)

The Independent Expert may, at the request of a Party or on his own motion, require statements or appearances by Party witnesses.  No meeting between the Independent Expert and a Party shall take place unless both Parties have had notice of such meeting and have been given a reasonable opportunity to attend such meeting.  The language to be used in relation to the Determination shall be English and any documents which are not in the English language and which are to be provided to the Independent Expert shall be provided to the Independent Expert in their original form together with an English translation.

(g)	If:
(i)	the Independent Expert determines that a Material Adverse Effect has not occurred; or
(ii)

Purchaser notifies Sellers that it waives its right to terminate this Agreement in respect of a Material Adverse Effect which exists or which it considers to exist (including those found in a Determination to exist), then, without prejudice to any other termination of this Agreement, the First Closing Date shall, if the Conditions Precedent have been satisfied or waived on the date of the Determination referred to in Section 12.2(g)(i) or the date of the notice from Purchaser referred to in Section 12.2(g)(ii), be five (5) Business Days following such Determination or notice (as applicable), provided that if such date would fall after the Longstop Date, the Longstop Date shall be amended, to the day following such date.

(h)

In the event that Purchaser terminates this Agreement pursuant to this Section 12.2, such termination shall be the sole and exclusive remedy available to Purchaser and shall preclude the making of any claim under this Agreement in respect of the Material Adverse Effect for which the Agreement was terminated, provided that the terms of Section 12.3(b) and 12.3(c) shall apply.

12.3	Effects of Termination
(a)	Upon termination in accordance with Section 12.1:
(i)

Prior to First Closing, all rights and obligations of the Parties hereunder shall terminate save for (A) those set out in the provisions of  Section 1 (definitions), Section 10 (consequences of a breach), Section 11 (guarantee), Section 12.3 (effects of termination) and Section 14 (miscellaneous) which shall survive any

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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termination of this Agreement and (B) all accrued rights and liabilities of the Parties in respect of damages for non-performance of any obligation falling due for performance or otherwise for breach of contract prior to such termination which shall continue to exist; and

(ii)

After First Closing but before Second Closing, all the provisions of this Agreement shall remain in full force and effect except for Sections 2 (in relation to the Second Closing), 3.5,  5.3,  6.3,  6.4,  6.5(b), 9, 12.1,  12.2 and 13 (in relation to the Second Transferred Interests).

(b)

Within ten (10) Business Days after the date of termination, Purchaser shall return (or, in the case of information provided other than in physical form, delete and destroy without keeping any copies) the Data Room documents and any other information relating to the Transferred Interests, Sellers or any of their Affiliates which has been made available or supplied to Purchaser or any Purchaser’s Representative by Sellers or any Sellers’ Representative before the date of termination and shall confirm in writing to Sellers that it has returned (or, to the extent applicable, deleted and destroyed) all such documents and information. In addition, in case of termination, Purchaser agrees to continue to comply with its obligations under Section 14.4(c) in respect of the Confidentiality Agreement for the longer of (i) the period provided for in such Confidentiality Agreement and (ii) the period ending three years after the effective date of termination of this Agreement.

(c)

The Deposit or the Remaining Deposit, as appropriate, together with accrued Agreed Interest, is refundable to Purchaser within five (5) Business Days following the effective date of termination of this Agreement if (i) Purchaser is not in breach of any of its obligations under this Agreement to satisfy the Conditions Precedent or its obligations under Section 6.2(b) with respect to the First Closing or its obligations under Section 6.4(b) with respect to the Second Closing, as appropriate, and (ii) Purchaser has unconditionally and irrevocably transferred back to Sellers any and all legal or beneficial interests forming part of the First Transferred Interests (if the First Closing has not occurred) or Second Transferred Interests (if the Second Closing has not occurred) that were transferred to Purchaser pursuant to this Agreement or otherwise.

Section 13 Taxation

Exhibit 14 shall apply with effect from the First Closing Date and the Second Closing Date respectively with respect to Taxation attributable to the First Transferred Interests and the Second Transferred Interests respectively.

Section 14 Miscellaneous
14.1	Notices

All notices, requests and other communications hereunder in connection with this Agreement shall be made in writing in the English language and delivered by hand, by courier or by fax to the person at the address set forth below, or such other person or address as may be designated by the respective Party to the other Parties in the same manner. A notice given under any

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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provision of this Agreement shall be deemed to have been served only if and when it has actually been delivered to the address of the Party set forth below.

To Sellers:

Murphy Sabah Oil Co., Ltd.
Attn. [†††††]

Level 29, Tower 2

PETRONAS Twin Towers

Kuala Lumpur City Centre

50088, Kuala Lumpur

Malaysia

Fax: [†††††]

Murphy Sarawak Oil Co., Ltd.
Attn. [†††††]

Level 29, Tower 2

PETRONAS Twin Towers

Kuala Lumpur City Centre

50088, Kuala Lumpur

Malaysia

Fax: [†††††]

with copies to:

Murphy Oil Corporation
Attn. [†††††]
Law Department
200 E. Peach Street
El Dorado, Arkansas 71730
USA
Fax: [†††††]

Murphy Oil Corporation
Attn. [†††††]
Business Development
9805 Katy Fwy, [†††††]
Houston, Texas 77024
USA
Fax: [†††††]

To Purchaser:

PT Pertamina Malaysia Eksplorasi Produksi
Attn. [†††††]

PT Pertamina (Persero)

Kwarnas Building 4th Floor
Jalan Medan Merdeka Timur No. 6

Jakarta 10110

Indonesia

Fax: [†††††]

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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To Guarantor:

PT Pertamina (Persero)
Attn. [†††††]

Senior Vice President Upstream Business Development

Head Office, Main Building 20th Floor

Jalan Medan Merdeka Timur 1A

Jakarta 10110

Indonesia

Fax: [†††††]

14.2	Time that notice or communication is deemed given

Unless there is evidence that it was received earlier, a notice or other communication that complies with Section 14.1 is deemed given:

(a)	if delivered by hand or courier, at the time of delivery, except as provided in Section 14.3; or
(b)	if sent by fax on production of written confirmation of complete transmission from the machine from which the fax was sent to the recipient’s fax number, except as provided in Section 14.3.
14.3	Effect of delivery before 9.00 a.m. and/or after 5.00 p.m. or on a non-Business Day
(a)

If deemed delivery under Section 14.2 of a notice or other communication delivered by hand or courier or sent by fax occurs before 9:00 a.m. on a Business Day, the notice or other communication is deemed delivered at 9:00 a.m. on that day.

(b)

If deemed delivery under Section 14.2 of a notice or other communication delivered by hand or courier or sent by fax occurs after 5:00 p.m. on a Business Day or on a day which is not a Business Day, the notice or communication is deemed to have been given at 9:00 a.m. on the next Business Day.

14.4	Announcements; Confidentiality; Non-Solicitation
(a)

Each Party agrees that the existence and terms of this Agreement and all information furnished or disclosed to the Parties or any of their Affiliates in connection with the transactions contemplated by this Agreement, including any agreement entered into pursuant to this Agreement, and the negotiations (including due diligence) relating to this Agreement and the agreements referred to in it and any confidential information regarding the other Parties (except information in the public domain or lawfully held by a Party prior to the Effective Date other than under the Confidentiality Agreement) ("Confidential Information") shall be held confidential by the Parties and shall not be divulged in any way by a Party to any third party without the prior written approval of the other Parties provided that a Party may, without such approval, disclose such Confidential Information to:

(i)

any professional consultants, upon obtaining a similar undertaking of confidentiality (but excluding any right to make further disclosure) from such consultants (provided, however, that in the case of outside legal counsel, such

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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Party shall only be required to procure that such legal counsel is bound by an obligation of confidentiality);
(ii)

any bank or financial institution from whom such Party is seeking or obtaining finance or financial advice, upon obtaining a similar undertaking of confidentiality (but excluding any right to make further disclosure) from such bank or institution;

(iii)	any Governmental Entity lawfully requesting such information;
(iv)	the extent required pursuant to any legal or arbitration proceedings arising out of this Agreement or any other agreement entered into under or pursuant to this Agreement;
(v)	any of its Affiliates upon obtaining a similar undertaking of confidentiality from such Affiliates;
(vi)	its employees, subject to the disclosing Party taking sufficient precautions to ensure such information is kept confidential;
(vii)

the extent required by any applicable laws, or the requirements of any recognised stock exchange on which the shares or other securities of the relevant Party or any of Sellers’ Group or Purchaser’s Group, as the case requires, are listed or traded; and

(viii)	the other parties to the Material Contracts and PETRONAS to the extent required to satisfy the Conditions Precedent,

provided that prior to disclosure or use of any information pursuant to Section 14.4(a)(iii) or (vii), the Party concerned shall promptly notify the other Parties of such requirement with a view to providing the other Parties an opportunity to contest such disclosure or use to the extent permitted by applicable law or otherwise agree the timing and content of such disclosure or use. Notwithstanding the other provisions hereof, and for the avoidance of doubt, Murphy Oil Corporation shall be entitled to disclose the existence, terms and conditions of this Agreement, and the full text of this Agreement, in a Current Report on Form 8-K filed with the Securities and Exchange Commission in accordance with the requirements thereof.

(b)

No Party shall, and each Party shall procure that none of its Affiliates shall, issue or make any public announcement or statement regarding this Agreement or its terms or the transactions contemplated hereby without the prior written consent of the other Parties (such consent not to be unreasonably withheld or delayed) except where such announcement or statement is required to comply with applicable laws or the requirements of any recognised stock exchange on which the shares or other securities of the relevant Party or any of Sellers’ Group or Purchaser’s Group, as the case requires, are listed or traded (and in such circumstances, the disclosure made shall be no more extensive in scope and nature than the minimum standard required by the relevant laws, rules or regulations, as the case may be).

(c)

The Confidentiality Agreement shall apply also to Purchaser and Guarantor as if Purchaser and Guarantor had been a party to such agreement from the date thereof and shall remain in full force and effect.

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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(d)

For a period of two (2) years following the Second Closing Date, Purchaser agrees not to, and will procure that its current or future Affiliates do not solicit, interfere with or endeavour to entice away any employee of Sellers or any of Sellers’ Affiliates who is or has been involved in the conduct of Petroleum Operations in respect of the Transferred Interests.

14.5	Costs and Expenses

Other than as expressly set out in this Agreement, each Party shall pay its own expenses, including the costs of its advisors, incurred in connection with this Agreement.

14.6	Entire Agreement; Amendments and Waivers
(a)

This Agreement including the Disclosure Letter and all Exhibits hereto contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and all understandings (regardless of whether express or implied at law or by custom, usage, course of dealing or otherwise) with respect thereto, except as expressly set forth otherwise herein.

(b)

Any provision of this Agreement (including this Section 14.6(b)) may be amended or waived only if such amendment or waiver is by written instrument executed by all Parties and explicitly referring to this Agreement. No waiver by any Party of any one or more defaults by another Party in the performance of any provision of this Agreement shall operate and be construed as a waiver of any future default or defaults by the same Party whether such default is of a like or of a different character. Delay in exercising or non-exercise of any right, power or remedy shall not be considered a waiver of that right, power or remedy nor shall it otherwise affect that right, power or remedy.

14.7	Obligors; Assignments; Third Party Beneficiaries
(a)

Unless expressly agreed otherwise, no provision of this Agreement shall bind, or result in any obligation or liability being assumed by or guarantee being given by, any (direct or indirect) shareholder of Sellers or any of such shareholder’s Affiliates other than Sellers.

(b)

No Party may assign, delegate, subcontract or otherwise transfer, including the entry into of any arrangement whereby another person is to perform, any of its rights or obligations under this Agreement without the prior written consent of each other Party.

(c)	A person who is not party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.
14.8	Further Assurances

Notwithstanding any of the specific undertakings in this Agreement, the Parties agree to support each other in connection with the implementation of this Agreement and the transactions contemplated therein. In particular, each Party shall and shall procure that each of its Affiliates shall upon written request, at its own expense, at all times from the Signing Date do or procure the doing of all such acts and execute and deliver or procure the execution and delivery of all such deeds and documents reasonably necessary to fully perform and carry out the terms of, and to vest in each Party the benefit of this Agreement,  including providing, at Purchaser’s

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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expense, any receipt or invoice in respect of the Purchaser’s Consideration, or any portion thereof, which is reasonably required by Purchaser in order to comply with applicable law or to obtain any corresponding deduction, credit or reimbursement under applicable law.

14.9	Governing Law, Dispute Resolution and Waiver of Sovereign Immunity
(a)	This Agreement shall be governed by, and construed in accordance with, English law.
(b)

Any dispute, controversy or claim arising out of or in relation to this Agreement and/or any agreement or document entered into pursuant to or in connection with this Agreement, including any dispute regarding the existence, validity, invalidity, termination, breach or enforceability thereof (including non-contractual claims or disputes) (a "Dispute"), shall be resolved exclusively and finally by arbitration in accordance with the Arbitration Rules of the Singapore International Arbitration Centre ("SIAC") in force at the time of the Dispute arising and being referred.

(c)

The arbitral tribunal shall be composed of three arbitrators. The claimant(s) shall jointly nominate one arbitrator and the respondent(s) shall jointly nominate one arbitrator. The chairman of the SIAC shall appoint the third arbitrator who will be the presiding arbitrator. In the absence of the claimant(s) and the respondent(s) nominations having been made within twenty-eight (28) days of the filing of the notice of arbitration, the chairman of the SIAC shall appoint all three arbitrators and shall designate one of them to act as the presiding arbitrator.

(d)	Singapore shall be the seat of the arbitration and the language of the arbitration shall be English.
(e)

Purchaser and Guarantor hereby irrevocably waive and agree not to plead or claim in respect of their obligations under this Agreement any existing or future immunity (sovereign or otherwise) from any legal action, suit or arbitration proceeding, from jurisdiction of any court (including any interim relief applications) or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, enforcement of any arbitration amount or otherwise) with respect to themselves or any of their property.

14.10	Interpretation
(a)

The Exhibits to this Agreement and the Disclosure Letter are an integral part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement includes this Agreement and the Exhibits as a whole.

(b)

The headings used in this Agreement are for convenience only and shall not be interpreted or construed as having any substantive significance, as limiting or in any way changing the substantive provisions of any part of this Agreement or indicating that all of the provisions of this Agreement relating to any topic are to be found in any particular Section.

(c)	Reference to any Section or an Exhibit shall, unless otherwise provided, mean a Section or an Exhibit of the Agreement.

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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(d)

Words such as "hereof", "herein" or "hereunder" refer (unless otherwise required by the context) to this Agreement as a whole and not to a specific provision of this Agreement. The ejusdem generis rule does not apply to this Agreement. Accordingly, the term "including" shall mean "including, without limitation" and is used in an illustrative, not in a limiting sense and specific words indicating a type, class or category of thing do not restrict the meaning of general words following such specific words, such as general words introduced by the word other or a similar expression. Similarly, general words followed by specific words shall not be restricted in meaning to the type, class or category of thing indicated by such specific words. Lists starting with terms such as "all or any", "any and all" shall be read as including any combination of the items listed therein or solely any one of such items.

(e)	References to times of day are to Malaysia Standard Time.
(f)

References to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in the relevant jurisdiction to the English legal term.

(g)

References to a person shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality).

(h)	References to a company shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established.
(i)	References to any gender shall be construed so as to include any other gender.
(j)	References, express or implied, to an enactment (which includes any legislation in any jurisdiction) include:
(i)	that enactment as amended, extended or applied by or under any other enactment (before or after the Effective Date);
(ii)	any enactment which that enactment re‑enacts (with or without modification); and
(iii)

any subordinate legislation made (before or after the Signing Date) under that enactment, including (where applicable) that enactment as amended, extended or applied as described in Section 14.10(j)(i), or under any enactment which it re-enacts as described in Section 14.10(j)(ii), except to the extent that any legislation or subordinate legislation made or enacted after the Effective Date would create or increase the liability of Sellers under this Agreement.

(k)

If there is any conflict between the terms of this Agreement and any other agreement entered into in connection with this Agreement (as between Sellers and Purchaser), then, unless such other agreement expressly states that it overrides this Agreement, the terms of this Agreement shall prevail to the extent of the conflict.

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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(l)

References to any document being "certified" or a "certified true copy" means certified by a director of the Party giving such document as a true, complete, accurate and up-to-date copy of the document and that it remains in full force and effect and has not been modified, terminated or revoked.

(m)	No rule of construction of documents shall apply to the disadvantage of a Party, on the basis that the Party drafted this Agreement or any part of it.
14.11	Severability

The provisions contained in this Agreement shall be enforceable independently of each of the others and should any provision of this Agreement, or any provision incorporated into this Agreement in the future, be or become invalid or unenforceable, the validity or enforceability of the other provisions of this Agreement shall not be affected thereby. The invalid or unenforceable provision shall be deemed to be substituted by a suitable and equitable provision which, to the extent legally permissible, comes as close as possible to the intent and purpose of the invalid or unenforceable provision. The same shall apply if any provision of this Agreement is invalid or unenforceable because of the scope of any time period or performance stipulated herein; in this case a legally permissible time period or performance shall be deemed to have been agreed which comes as close as possible to the stipulated time period or performance. Furthermore, in the event a provision of this Agreement is or becomes invalid in any respect under the law of a jurisdiction that shall not affect its legality, enforceability or validity of such provision under the law of any other jurisdiction.

14.12	Counterpart Execution
(a)

This Agreement may be executed in any number of counterparts, and by the Parties to it on separate counterparts, and each such counterpart shall be deemed an original Agreement for all purposes but all the counterparts shall together constitute one and the same instrument; provided that no Party shall be bound to this Agreement unless and until all Parties have executed a counterpart.

(b)

Transmission of an executed counterpart of this Agreement by fax or by e-mail (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this Agreement. If either method of delivery is adopted, without prejudice to the validity of the agreement made, each Party shall provide the other with the original of such counterpart as soon as reasonably practicable thereafter.

14.13	No Claims against Directors, Employees or Advisors

Purchaser shall not, and shall procure that its Affiliates shall not, make any claim against any Sellers’ Representative in connection with any misrepresentation or untrue statement made in connection with this Agreement or the proposed acquisition of the Transferred Interests by Purchaser or any of the information of whatever nature relating to the Transferred Interests made available to Purchaser or to any Purchaser’s Representative in any form, irrespective of the negligence of the relevant person, but provided that nothing in this Section 14.13 shall purport to exclude any liability for fraud.

14.14	Language

The language of this Agreement and the transactions envisaged by it is English and all notices to be given in connection with this Agreement must be in English. All demands, requests,

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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statements, certificates or other documents or communications to be provided in connection with this Agreement and the transactions envisaged by it must be in English or accompanied by a certified English translation; in this case the English translation prevails unless the document or communication is a statutory or other official document or communication.

14.15	Rights

The rights of each Party under this Agreement are cumulative and not exclusive of rights and remedies provided by law, other than those expressly excluded under this Agreement.

14.16	No Merger

The covenants, representations, warranties and indemnities contained in this Agreement shall survive First Closing and Second Closing respectively and shall not merge in any of the other agreements entered into in connection with this Agreement notwithstanding any rule of law, equity or statute to the contrary and such rules are hereby waived.

14.17	Standstill

Purchaser shall not, and shall ensure that Purchaser’s Representatives do not, directly or indirectly communicate (whether such communication is oral or written) with PETRONAS or Carigali regarding the transactions contemplated by this Agreement except with the prior written consent of Sellers until the earlier of:

(a)	First Closing; or
(b)	termination of this Agreement.
14.18	Several Liability

The rights and obligations of Sellers under this Agreement shall be several and not joint or collective.

14.19	[*****]

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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Sellers:

MURPHY SABAH OIL CO., LTD.

By:/s/ [†††††]

Name:[†††††]

Title:[†††††]

MURPHY SARAWAK OIL CO., LTD.

By:/s/ [†††††]

Name:[†††††]

Title:[†††††]

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

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Purchaser:

PT PERTAMINA MALAYSIA EKSPLORASI PRODUKSI

By:/s/ [†††††]

Name:[†††††]

Title:[†††††]

Guarantor:

PT PERTAMINA (PERSERO)

By:/s/ [†††††]

Name:[†††††]

Title:[†††††]

*****Commercial terms omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.

†††††Personal information omitted and filed separately with the Commission. Confidential treatment requested under 17 C.F.R. 240.24b-2.